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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Travel + Leisure Co.
(Name of Registrant as Specified In Its Charter)
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TRAVEL+
LEISURE

+ NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Our Company

Travel + Leisure Co. is the world's leading membership and leisure travel company, with nearly 20 travel brands across our resort, travel club, and lifestyle portfolio.

Our Mission

To Put the World on Vacation

Our Values

Our culture is guided by the following shared values:

Hospitality — Treating everyone like family

Engagement — Delivering our purpose

Accountability — Owning our impact

Respect — Considering others in every interaction

Teamwork — Succeeding together

2022 Letter to Shareholders

Travel + Leisure Co.
6277 Sea Harbor Drive
Orlando, FL 32821
April 7, 2022

Dear Fellow Shareholders:

We are pleased to present the Travel + Leisure Co. Proxy Statement and cordially invite you to our 2022 Annual Meeting of Shareholders to be held virtually on Wednesday, May 18, 2022.

2021 was a pivotal year for Travel + Leisure Co. We charted a course to grow our global business and more holistically fulfill our mission to put the world on vacation. We remained focused on execution, as we navigated the ongoing impact of the COVID-19 pandemic, and prioritized helping our customers safely get back on vacation. We also made progress on important environmental, social and governance initiatives.

The year began with our acquisition of Travel + Leisure, one of the world’s most influential travel brands, giving us a platform to expand into the broader leisure travel industry and build on our legacy as the global vacation ownership leader. In September, we shared with you our strategic goals through 2025 and how we expect to achieve them. Ultimately, our goals are to drive higher growth rates and increase cash flow from a broader and more diversified business.

Our cornerstone timeshare and vacation exchange businesses remain the foundation of our enterprise. Over the past year, we have also created a suite of travel products and services to bring the iconic Travel + Leisure brand to life, including the Travel + Leisure Club, a direct-to-consumer subscription travel club, where members can dream, plan, book and go – all in one place. Panorama Travel Solutions made tangible progress in 2021 as well, offering global discount travel membership clubs and custom travel technology solutions to business-to-business affinity partners.

The last two years have tested and strained the world in many ways, and our results in 2021 have demonstrated the resiliency of our business model. We are proud of our strong operational and financial performance in a volatile year, and grateful for our more than 16,800 associates, who proved once again to be tirelessly committed to serving our customers. Anchored by our shared values of hospitality with HEART, we met pent-up demand for leisure travel – and delivered outstanding vacation experiences and travel inspiration to our owners, members, and subscribers. The desire for leisure travel is as strong as ever, and as the world continues to emerge from the COVID-19 pandemic, we expect strong demand to help drive the growth of our business.

We are equally proud of the progress we have made on important environmental, social and governance initiatives. We would like to highlight several noteworthy successes in 2021, and encourage you to read the accompanying Proxy Statement for additional information.

We strengthened the Board of Directors, welcoming Lucinda C. Martinez as a Director in November 2021. Ms. Martinez is an accomplished media and entertainment industry executive with expertise in the global marketing of subscription businesses for two of the world’s most successful digital media companies, HBO and Netflix. She has already made meaningful contributions to the Board of Directors and we look forward to working with her in the years to come.

We understand that promoting a culture of rich inclusion and diversity is not only the right thing to do, it also enhances our ability to grow and serve our customers. In an effort to improve employee diversity at the director-

and-above level, we have implemented an approach where at least 50% of the candidate slate for any open position is gender and/or ethnically diverse to the greatest extent practical. The Compensation Committee also included a strategic component in the 2021 Annual Incentive Plan focused on increasing representation of racial and ethnic diversity at the Vice President level and above in the United States. These are steps in the right direction, but there is work yet to be done in this critical area.

We also care deeply about being good citizens and giving back to the communities where we vacation and where we live. With those values in mind, we launched the Travel + Leisure Charitable Foundation during 2021. A key initiative of the Foundation is the Travel + Leisure Eatonville Scholarship Program, which aims to promote educational excellence within the Eatonville, Florida community – the oldest African-American-incorporated municipality in the United States – by funding up to 200 scholarships annually to provide a stop-gap for Eatonville students seeking a college education.

We would like to take this opportunity to thank you for the continued trust you have placed in the Board of Directors to act as stewards of your company. The Board of Directors and Travel + Leisure Co.’s worldwide team of associates remain committed to creating value for you. With 2022 underway, we are optimistic and focused on a clear strategy to:

•Accelerate the growth of our global business;
•Broaden the strength of our cornerstone brands; and
•Create depth of leisure travel products and services.

Together, we are building on a great foundation and hope you are as excited as we are about the future of your company.

Your vote is very important and we appreciate your support. Whether or not you plan to attend the virtual Annual Meeting of Shareholders, please cast your vote as soon as possible.

Sincerely,

Stephen P. Holmes
Non-Executive Chairman of the Board

Michael D. Brown
President and Chief Executive Officer

TRAVEL + LEISURE CO.
NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

You are invited to participate in Travel + Leisure Co.'s 2022 annual meeting of shareholders. The accompanying proxy materials are being provided to you at the request of the Board of Directors of Travel + Leisure Co. (Board) to encourage eligible shareholders to vote their shares. References in this notice and the accompanying proxy statement to “we,” “us,” “our,” the “Company,” and “Travel + Leisure Co.” refer to Travel + Leisure Co. and our consolidated subsidiaries.

Purpose of the meeting:
•to elect nine Directors for a term expiring at the 2023 annual meeting of shareholders;
•to vote on a non-binding, advisory resolution to approve our executive compensation program;
•to vote on a proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2022; and
•to transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting.

The matters specified for voting above are more fully described in the accompanying proxy statement.

Meeting Information:

Date:	Wednesday, May 18, 2022
Time:	12:30 p.m. Eastern time
Place:	Via live webcast - please visit: www.virtualshareholdermeeting.com/TNL2022

Who Can Vote:
The record date for the meeting is March 21, 2022. This means that owners of Travel + Leisure Co. common stock at the close of business on that date are entitled to vote at the meeting and any adjournment or postponement of the meeting for which no new record date is set.

How to attend the meeting:
The meeting will begin promptly at 12:30 p.m. Eastern Time on May 18, 2022. Shareholders of record and beneficial holders at the close of business on March 21, 2022 may attend the meeting and vote their shares during the meeting at www.virtualshareholdermeeting.com/TNL2022. Shareholders will have the same opportunities to participate as they would at an in-person meeting with the opportunity to vote and submit questions during the virtual meeting using the directions on the meeting website. Shareholders will need their 16-digit control number to vote or ask questions during the meeting. The control number can be found on the Notice of Internet Availability, proxy card or voting instruction form. Those without a control number may attend as guests of the meeting, but will not have the option to vote their shares or ask questions.

Beneficial shareholders whose shares are registered in the name of a bank, broker or other nominee may need to obtain the information required to be able to participate in, and vote at, the meeting, including their control number, from their bank, broker or other nominee. If a beneficial holder has any questions regarding attendance at the meeting, they should contact their broker, bank or other nominee who holds their shares.

Online access to the meeting will open 15 minutes prior to the start of the meeting to allow time for participants to login and for the testing of device audio systems. We encourage participants to access the meeting in advance of the designated start time. After logging in, please review the rules of conduct for the meeting posted on the website.

Support will be available 15 minutes prior to, and during, the meeting to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If participants encounter any difficulty, they should call the support team at the numbers listed on the login screen.

Information About the Notice of Internet Availability of Proxy Materials:
Instead of mailing a printed copy of our proxy materials, including our Annual Report, to all of our shareholders, we provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about April 7, 2022, we will begin mailing a Notice to all shareholders of record as of March 21, 2022, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Proxy Voting:
We are, on behalf of our Board, soliciting your proxy to vote your shares at our 2022 annual meeting. We solicit proxies to give all shareholders of record an opportunity to vote on matters that will be presented at the annual meeting.

Your vote is important. Please vote your proxy promptly so your shares are represented, even if you plan to attend the annual meeting. You may vote by Internet, by telephone, by requesting a printed copy of the proxy materials and using the enclosed proxy card or at the annual meeting.

Our proxy tabulator, Broadridge Financial Solutions, must receive any proxy that will not be voted at the annual meeting by 11:59 p.m. Eastern time on Tuesday, May 17, 2022. If you have shares of common stock credited to your account under the Company's Employee Savings Plan, the trustees must receive your voting instructions by 11:59 p.m. Eastern time on Friday, May 13, 2022.

By order of the Board of Directors,
James Savina
General Counsel &
Corporate Secretary

PROXY STATEMENT
This proxy statement contains information on the following matters that will be presented at the 2022 Annual Meeting of Shareholders (Annual Meeting) and is provided to assist you in voting your shares.

	VOTING MATTER	BOARD VOTE RECOMMENDATION	PAGE REFERENCE
Proposal 1:	Election of Directors	FOR ALL of the director nominees	1
Proposal 2:	Advisory approval of our executive compensation program	FOR	18
Proposal 3:	Ratification of the appointment of the Independent Registered Public Accounting Firm for 2022	FOR	45
For additional information about the Annual Meeting, please see FAQs about the Annual Meeting on page 48. On or about April 7, 2022, we will begin mailing a Notice of Internet Availability of Proxy Materials (Notice) to all shareholders of record as of March 21, 2022, and will post our proxy materials on the website referenced in the Notice.

PROPOSAL 1: ELECTION OF DIRECTORS
The Travel + Leisure Co. Board of Directors (Board) is comprised of a diverse, highly experienced and engaged group of individuals. The Board has nominated our nine current Directors for election at the Annual Meeting for a term expiring at the 2023 annual meeting of shareholders, consistent with the recommendation of the Corporate Governance Committee.

		Director		Committee Member
Nominee Name & Biography Snapshot	Age	Since	Independent	A	C	E	G
Stephen P. Holmes Non-Executive Chairman and former Chairman & CEO Travel + Leisure Co. (f/k/a Wyndham Worldwide Corp.)	65	2006				+
Louise F. Brady Co-founder and Managing Partner Piedmont Capital Partners, LLC, Piedmont Capital Partners II, LLC, and Piedmont Capital Investments, LLC	57	2016	✓	●	+
Michael D. Brown President and Chief Executive Officer Travel + Leisure Co.	51	2018				●
James E. Buckman Former Vice Chairman York Capital Management	77	2006			●	●
George Herrera President and Chief Executive Officer Herrera-Cristina Group, Ltd.	65	2006	✓	●			+
Lucinda C. Martinez Vice President, Global Brand & Multicultural Marketing Netflix, Inc.	51	2021	✓				●
Denny Marie Post Former Chief Executive Officer Red Robin Gourmet Burgers Inc.	65	2018	✓		●		●
Ronald L. Rickles Former Senior Partner Deloitte & Touche LLP	70	2018	✓	+			●
Michael H. Wargotz Former Chairman Axcess Ventures	63	2006	✓	●	●	●
Lead Director + Chair ● Member A Audit C Compensation E Executive G Corporate Governance

Additional biographical information about each Director nominee begins on page 4. Each Director nominee has agreed to be named in this proxy statement and if elected to serve until such Director’s successor is elected and qualified or until such director’s earlier resignation, retirement, disqualification or removal. Accordingly, we do not know of any reason why any nominee would be unable to serve as a Director. If any nominee is unable or unwilling for good cause to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may nominate to the extent permitted by applicable law or rule.

Director Skills, Qualifications and Refreshment
Each Director nominee has the skills, experience and personal qualities the Board seeks in its directors, and the Board believes that the combination of these nominees creates an effective and well-functioning Board. The Board recognizes the importance of board refreshment to achieve the appropriate mix of the institutional knowledge and experience of our longer-tenured Directors together with the fresh perspectives of our newer Directors. Four of nine Directors, comprising 44% of the Board, have joined the Board since 2018, including Ms. Martinez who joined in November 2021. The Board also believes that it is essential that directors represent diverse viewpoints, as the judgment and perspectives offered by diverse viewpoints improves the quality of decision-making and enhances the Company’s business performance. Four of nine Directors, comprising 44% of the Board, are female and/or have ethnically diverse backgrounds, including three female Directors and two Directors with ethnically diverse backgrounds.

Following are the key qualifications, attributes and skills our Director nominees collectively bring to the Board:

•Ability to Make Independent Analytical Inquiries	•Human Capital Management
•Capacity to Devote Necessary Time to Board Duties	•Integrity, Wisdom and Judgment
•Executive Leadership	•Legal and Corporate Governance Experience
•Financial Expertise	•Public Company Board Experience
•Focus on Promoting Diversity and Inclusion	•Risk Management
•Global Perspective	•Sales and Marketing Expertise
•Government and Regulatory Affairs Experience	•Subscription-Based Business Experience
•Hospitality or Consumer Driven Industry Experience	•Technology Innovation Experience

Director Nomination Process
Role of Corporate Governance Committee. The Corporate Governance Committee is responsible for recommending the Director nominees for election to the Board. The Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board when considering potential candidates to serve on the Board. Nominees for Director are selected on the basis of their depth and breadth of experience, skills, wisdom, integrity, judgment, ability to make independent analytical inquiries, understanding of our business environment and capacity to devote adequate time to Board duties.

The Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Corporate Governance Committee focuses on issues of diversity, such as diversity of gender, race, ethnicity and national origin, education, professional experience and differences in viewpoints and skills. In considering candidates for the Board, the Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. For the nomination of continuing Directors for re-election, the Corporate Governance Committee also considers the individual’s contributions to the Board.

All of our Directors bring to our Board a wealth of executive leadership experience derived from their service as senior executives of large organizations as well as board experience. Certain individual qualifications, experience and skills of our Directors that led the Board to conclude that each nominee or Director should serve as our Director are described below under "Director Biographies."

Identification and Evaluation Process. The process for identifying and evaluating nominees to the Board is initiated by identifying a candidate who meets the criteria for selection as a nominee and has the specific qualities or skills being sought, based on input from members of the Board; and, when appropriate, a third-party search firm may be used, which would identify and recommend potential candidates for consideration, including in the case of Ms. Martinez. The Corporate Governance Committee and other members of the Board will evaluate these candidates by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references. Qualified candidates will be interviewed by at least one member of the Corporate Governance Committee. Using the input from one or more interviews, other Board members and other information it obtains, the Corporate Governance Committee evaluates whether the candidate is qualified to serve as a Director and whether the Corporate Governance Committee should recommend to the Board that the Board nominate the candidate for election by the shareholders or to fill a vacancy or newly created position on the Board.

Shareholder Recommendations of Nominees. The Corporate Governance Committee will consider written recommendations from shareholders for nominees for Director. Recommendations should be submitted to the Corporate Governance Committee, c/o the Corporate Secretary, and include at least the following: name of the shareholder and evidence of the person’s ownership of our common stock, number of shares owned and the length of time of ownership, name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a Director and the person’s consent to be named as a Director if recommended by the Corporate Governance Committee and nominated by the Board. To evaluate nominees for Directors recommended by shareholders, the Corporate Governance Committee intends to use a substantially similar evaluation process as described above.

Shareholder Nominations and By-Law Procedures. Our By-Laws establish procedures pursuant to which a shareholder may nominate a person for election to the Board. Our By-Laws are available on the Investors page of our website at https://investor.travelandleisureco.com by clicking on the Governance menu followed by the Governance Documents link. To nominate a person for election to the Board, a shareholder must submit a notice containing all information required by our By-Laws regarding the Director nominee and the shareholder and any associated persons making the nomination, including name and address, number of shares owned, a description of any additional interests of such nominee or shareholder and certain representations regarding such nomination. Our By-Laws require that such notice be updated as necessary as of specified dates prior to the annual meeting. We may require any proposed nominee to furnish such other information as we may require to determine his or her eligibility to serve as a Director. Such notice must be accompanied by the proposed nominee’s consent to being named as a nominee and to serve as a Director if elected.

To nominate a person for election to the Board at our 2023 annual meeting, written notice of a shareholder nomination must be delivered to our Corporate Secretary not earlier than January 18, 2023 and not later than February 17, 2023. However, if the date of the 2023 annual meeting is not within 30 days before or after May 18, 2023, then a shareholder’s written notice will be timely if it is delivered by no later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting is made or the notice of the date of the annual meeting was mailed, whichever occurs first. Our By-Laws require that any such notice be updated as necessary as of specified dates prior to the annual meeting. A shareholder may make nominations of persons for election to the Board at a special meeting if the shareholder delivers written notice to our Corporate Secretary not later than the close of business on the 10th day following the day on which public disclosure of the date such special meeting was made or notice of such special meeting was mailed, whichever occurs first; provided that, at a special meeting of shareholders, only such business may be conducted (including election of directors) as shall have been brought before the meeting under our notice of meeting. In addition to satisfying the requirements under our By-Laws with respect to advance notice of any nomination, any shareholder that intends to solicit proxies in support of director nominees other than the Company's director nominees in accordance with Rule 14a-19 (once effective) must deliver notice to the Corporate Secretary no later than 60 calendar days prior to the anniversary of the previous year's annual meeting (no later than March 20, 2023 for the 2023 annual meeting of shareholders). Any such notice of intent to solicit proxies must comply with all the requirements of Rule 14a-19.

Voting Standard and Majority Vote Policy
Our Certificate of Incorporation and By-Laws provide for a plurality voting standard for the election of our Directors. Under a plurality voting standard the nominee for each Director position with the most votes is elected.

Under the Board’s Corporate Governance Guidelines, any nominee for Director in an uncontested election, such as this one where the number of nominees does not exceed the number of Directors to be elected, who receives a greater number of votes withheld from his or her election than votes for such election shall promptly tender his or her resignation following certification of the shareholder vote. The Corporate Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the withheld votes. In making this recommendation the Corporate Governance Committee will consider all factors deemed relevant by its members.

The Board will act on the Corporate Governance Committee’s recommendation no later than at its first regularly scheduled meeting following certification of the shareholder vote but in any case no later than 120 days following the certification of the shareholder vote. In considering the Corporate Governance Committee’s recommendation, the Board will review the factors considered by the Corporate Governance Committee and such additional information and factors the Board believes to be relevant. We will promptly publicly disclose the Board’s decision and process in a periodic or current report filed with the SEC. Any Director who tenders his or her resignation under this process will not participate in the Corporate Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. However, such Director shall remain active and engaged in all other Committee and Board activities, deliberations and decisions during this process.
Director Biographies
Included in the biography for each Director nominee is a description of select key qualifications and experience that led the Board to conclude that each nominee is qualified to serve as a member of the Board. All biographical information below is as of the Record Date.

Stephen P. Holmes, 65, has served as the Non-Executive Chairman of the Board since May 2018. Mr. Holmes previously served as our Chairman and Chief Executive Officer from July 2006 until May 2018. Mr. Holmes was Vice Chairman and director of Cendant Corporation and Chairman and Chief Executive Officer of Cendant’s Travel Content Division from December 1997 to July 2006. Mr. Holmes was Vice Chairman of HFS Incorporated (HFS) from September 1996 to December 1997, a director of HFS from June 1994 to December 1997 and Executive Vice President, Treasurer and Chief Financial Officer of HFS from July 1990 to September 1996. Mr. Holmes also currently serves as the Non-Executive Chairman of the Board of Wyndham Hotels & Resorts, Inc. (Wyndham Hotels).

Mr. Holmes’ exceptional leadership as our former CEO provides him with detailed strategic perspective and knowledge of our operations and industry that are critical to the Board’s effectiveness. He possesses extensive public company management experience and is widely recognized as a visionary leader in the global hospitality industry. Under Mr. Holmes’ leadership, we completed the spin-off of Wyndham Hotels and continue to focus our business on, among other things, generating significant earnings and cash flow and building world-renowned hospitality brands, all of which continue to increase shareholder value. Mr. Holmes’ specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Holmes should serve as our Director.

Louise F. Brady, 57, has served as a Director since November 2016. She is a co-founder and has served as the Managing Partner of Piedmont Capital Partners, LLC (PCP), Piedmont Capital Partners II, LLC (PCP II), and Piedmont Capital Investments, LLC (PCI) since March 2013, March 2019 and February 2020, respectively. PCP and PCP II are privately held venture capital funds that focus on developing innovative technologies and PCI is a privately held investment entity that focuses on transformative investments in emerging technology companies. She also currently serves as President of Blue Current, Inc., a position she has held since May 2014, which manufactures advanced solid-state batteries for electric vehicles, consumer electronics, medical and IoT devices. From September 1996 to October 2013, she served as Vice President of Investments at Wells Fargo Advisors Financial Services.

Ms. Brady has spent her career focused on leading investment strategies and unlocking growth and value through developing innovative technologies in start-up companies, commercial banking and venture capital portfolio management. Ms. Brady’s exceptional background and skills contribute financial expertise and perspective on innovation to our Board in areas that are important to our business. Ms. Brady’s specific experience, qualifications and skills described above led the Board to conclude that Ms. Brady should serve as our Director.

Michael D. Brown, 51, has served as our President and Chief Executive Officer and as a Director since May 2018. Mr. Brown is responsible for the performance, growth and strategic direction of the world’s leading membership and leisure travel company with a portfolio of nearly 20 resort, travel club, and lifestyle travel brands.

Previously, Mr. Brown served as President and CEO of Wyndham Vacation Ownership from April 2017 until the completion of our spin-off of Wyndham Hotels, following a successful executive leadership tenure at Hilton Grand Vacations (HGV), a global timeshare company, where he served as Chief Operating Officer (COO). Prior to being appointed as COO for HGV in 2014, he held the role of Executive Vice President, Sales and Marketing - Mainland U.S. and Europe. Prior to joining HGV in 2008, Mr. Brown served in a series of sales, development, operations, and finance leadership roles throughout the U.S., Europe and the Caribbean during his more than 16 years at Marriott International and Marriott Vacation Club International. Mr. Brown currently serves as a member of the Orlando Economic Partnership Governor’s Council, the American Resort Development Association (ARDA) Executive Committee, and is Chair of the ARDA Board of Directors. He is also an Advisory Council Member of the Enzian Theatre, and serves on the Hispanic Chamber of Commerce Metro Orlando Board of Directors.
                                                                                                                                                                                  A leisure travel industry veteran of more than 25 years, Mr. Brown’s leadership is infused with a combination of strategic vision, operational expertise, authentic engagement, and industry knowledge. In addition, Mr. Brown drives the Company's commitment to be responsive and engaged through socially conscious initiatives, and fosters its global spirit of hospitality and responsible tourism. Mr. Brown’s specific experience, qualifications and skills described above led the Board to conclude that Mr. Brown should serve as our Director.

James E. Buckman, 77, has served as a Director since July 2006 and Lead Director since March 2010. From May 2007 to January 2012, Mr. Buckman served as Vice Chairman of York Capital Management, a hedge fund management company headquartered in New York City. From May 1, 2010 to January 2012, Mr. Buckman also served as General Counsel of York Capital Management and from January 2007 to May 2007 he served as a Senior Consultant to York Capital Management. Mr. Buckman was General Counsel and a director of Cendant from December 1997 to August 2006, Vice Chairman of Cendant from November 1998 to August 2006 and Senior Executive Vice President of Cendant from December 1997 to November 1998. Mr. Buckman was Senior Executive Vice President, General Counsel and Assistant Secretary of HFS Incorporated (HFS) from May 1997 to December 1997, a director of HFS from June 1994 to December 1997 and Executive Vice President, General Counsel and Assistant Secretary of HFS from February 1992 to May 1997. Mr. Buckman has also served as a member of the Wyndham Hotels board of directors since May 2018.

Mr. Buckman brings to the Board exceptional leadership, experience and perspective necessary to be our Lead Director. His service as a director, Vice Chairman and General Counsel of Cendant and a Director of Wyndham Hotels affords Mr. Buckman strong experience with Travel + Leisure Co.’s business and operations. Mr. Buckman’s experience with leading hedge fund manager York Capital Management contributes valuable cross-industry experience and depth of knowledge. Mr. Buckman’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Buckman should serve as our Director.

George Herrera, 65, has served as a Director since July 2006. Since December 2003, Mr. Herrera has served as President and Chief Executive Officer of Herrera-Cristina Group, Ltd., a Hispanic-owned, multidisciplinary management firm. From August 1998 to January 2004, Mr. Herrera served as President and Chief Executive Officer of the U.S. Hispanic Chamber of Commerce. Mr. Herrera served as President of David J. Burgos & Associates, Inc. from December 1979 to July 1998. Mr. Herrera served as a director of Cendant from January 2004 to August 2006.

Mr. Herrera provides the Board with exceptional leadership and management knowledge. As a Cendant director and a Director and Chair of the Corporate Governance Committee of Travel + Leisure, Mr. Herrera has gained a broad understanding of the role of the Board in our operations. Mr. Herrera’s service as chief executive officer of multidisciplinary management firm Herrera-Cristina Group, Ltd. contributes extensive and varied management, finance and corporate governance experience. His prior service as President and CEO of the U.S. Hispanic Chamber of Commerce brings valuable government relations expertise to the Board. Mr. Herrera’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Herrera should serve as our Director.

Lucinda C. Martinez, 51, has served as a Director since November 2021. Ms. Martinez joined Netflix, Inc., one of the world’s leading entertainment subscription services, in September 2021, as Vice President, Global Brand & Multicultural Marketing, and leads the development, strategy and execution of brand transformation, audience engagement, and insight-driven brand positioning within a cultural context for Netflix globally. Prior to that, she spent nearly 20 years with WarnerMedia, a media company with a portfolio of iconic entertainment, news, and sports brands, in roles of increasing responsibility, including serving as Executive Vice President, Brand Marketing HBO and HBO Max from August 2020 to March 2021 and as Executive Vice President, Multicultural Marketing, Brand & Inclusion Strategy from September 2019 to August 2020. During her tenure with Warner Media, she built a best-in-class multicultural marketing team that created meaningful, long-term connections with the brand’s fans across the rapidly changing global marketplace. Ms. Martinez serves on the Board of Trustees of The Alvin Ailey American Dance Theater and on the Advisory Board of The Hispanic Scholarship Fund.

Ms. Martinez is an accomplished media and entertainment industry executive with expertise in the global marketing of subscription businesses for two of the world’s most successful digital media companies, HBO and Netflix. She brings world-class experience in subscriber business development, digital and diverse marketing strategies, and brand management to the Board. Ms. Martinez's specific experience, qualifications, attributes and skills described above led the Board to conclude that Ms. Martinez should serve as our Director.

Denny Marie Post, 65, has served as a Director since May 2018. Ms. Post previously served as the Chief Executive Officer of Red Robin Gourmet Burgers Inc., a casual dining restaurant chain, from August 2016 and as President from February 2016 until her retirement in April 2019. She also serves on the boards of Vital Farms (VITL), Bluestone Lane Holdings, and Libbey Glass. She previously served as a member of the Red Robin Board of Directors. Prior to that, Ms. Post served as Executive Vice President and Chief Concept Officer of Red Robin beginning in March 2015. Ms. Post joined Red Robin in August 2011 as Senior Vice President and Chief Marketing Officer. Ms. Post has more than 30 years of leadership experience in consumer driven marketing, product innovation and strategic team building. Prior to her role at Red Robin, Ms. Post served as the Senior Vice President and Chief Marketing Officer at T-Mobile USA. Ms. Post previously held the roles of Senior Vice President of Global Beverage, Food and Quality for Starbucks Corporation as well as the Senior Vice President and Chief Concept Officer for Burger King. Ms. Post also held several management positions for KFC USA, KFC, Pizza Hut and Taco Bell Canada while she was employed with YUM! Brands, Inc.

Ms. Post’s more than 30 years of senior management experience in the consumer driven industry brings extensive sales, marketing and management expertise to Travel + Leisure Co. and this is of significant value to the Board. As a member of the Compensation and Governance Committees of Travel + Leisure Co., Ms. Post has gained a broad understanding of the role of the Board in our operations. Ms. Post’s prior service as chief executive officer of a publicly traded company contributes extensive leadership, marketing and brand management experience and provides the Board with expertise that is critical to our business. Ms. Post’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Ms. Post should serve as our Director.

Ronald L. Rickles, 70, has served as a Director since 2018. He was a senior partner with Deloitte & Touche LLP until his retirement in 2014. He served in a variety of leadership roles, including managing partner for the New Jersey offices and Northeast regional leader of the firm’s professional services practice for mid-market and privately held companies. Earlier serving as an audit partner for 30 years, Mr. Rickles was the lead partner serving some of the firm’s most significant clients with deep experience serving the hospitality industry (including timeshare), REITs, retailers, financial services companies and franchisors, including the legacy businesses of Travel + Leisure Co.

Mr. Rickles has significant boardroom experience advising client audit committees on financial reporting, internal controls, investigations and corporate governance. He also has substantial experience and expertise working with and advising senior management on complex transactions, including mergers and acquisitions, sales, and capital market activities. Mr. Rickles’ service as Chair of the Audit Committee together with his extensive financial background and exceptional leadership experience provides the Board with financial accounting and management expertise and perspectives. Mr. Rickles’ specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Rickles should serve as our Director.

Michael H. Wargotz, 63, has served as a Director since July 2006. Mr. Wargotz is a private investor, involved with various start-up ventures. From July 2011 to June 2017, he was the Chairman of Axcess Ventures, an affiliate of Axcess Worldwide, a brand experience marketing development agency, which he co-founded in 2001. From August 2010 to June 2011, Mr. Wargotz served as the Chief Financial Officer of The Milestone Aviation Group, LLC, a global aviation leasing company. From August 2009 to July 2010, Mr. Wargotz served as the Co-Chairman of Axcess Luxury and Lifestyle. From December 2006 to August 2009, Mr. Wargotz served as the Chief Financial Advisor of NetJets, Inc., a leading provider of private aviation services, and from June 2004 to November 2006, he served as Vice President of NetJets. From January 1998 to December 1999, Mr. Wargotz served in various leadership positions with Cendant, including President and Chief Executive Officer of its Lifestyle Division, Executive Vice President and Chief Financial Officer of its Alliance Marketing Segment and Senior Vice President, Business Development. Prior to 1998, Mr. Wargotz served in various finance and accounting positions at HFS Incorporated, PaineWebber & Co, American Express and Price Waterhouse. Mr. Wargotz previously served as a director of Resources Connection, Inc. from May 2009 to October 2021 and served as a director of CST Brands, Inc. from May 2013 to June 2017.

Mr. Wargotz’s senior management experience brings to the Board financial enterprise and branding knowledge. As past Chair of the Audit Committee of Travel + Leisure Co., he contributes financial reporting and compliance expertise and perspective. Mr. Wargotz’s experience provides the Board with exceptional leadership and branding and business development expertise in areas that are critical to our business. Mr. Wargotz’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Wargotz should serve as our Director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR ALL OF THE DIRECTOR NOMINEES

ENVIRONMENTAL AND SOCIAL RESPONSIBILITY
The Company's commitment to strong environmental, social responsibility and governance (ESG) principles begins with the Board. Responsibilities for certain ESG matters are incorporated into the charters of the Audit, Compensation and Corporate Governance Committees of the Board, and the full Board receives updates on ESG matters from management and Committee Chairs. We have also integrated the priorities of environmental sustainability, inclusion and diversity, human rights, ethics, philanthropy and community support directly into our operations, while striving to deliver strong performance across our businesses. Our commitment has been recognized in recent years through prestigious honors, including Newsweek’s list of America’s Most Responsible Companies, the National LGBT Chamber of Commerce’s Best-of-the-Best, the National Veteran-Owned Business Association’s Top 2021 Best Corporations for Veteran’s Business Enterprises, Forbes’ America’s Best Large Employers, and the Human Rights Campaign Corporate Equality Index, among others.
Environmental Goals
We are committed to sustainable business practices. Our 2025 environmental goals are to reduce carbon emissions 40% and water consumption 35% at our owned, managed, and leased assets (based on square foot intensity), compared to our 2010 baseline. We have also set a goal to plant two million trees by 2025. In addition, we have joined the U.S. Department of Energy’s Better Buildings Challenge with a goal to reduce energy usage intensity 20% within U.S. operations by 2024.
Social Responsibility
Charitable Giving. With a focus on improving the lives of children and families through vacations, we support charitable organizations with a similar focus and mission. In addition, in 2021, we established the Travel + Leisure Charitable Foundation. This foundation will embrace a diverse and inclusive community through a variety of programs, including leadership training, mentoring opportunities, and educational support. Since its formation, the Travel + Leisure Charitable Foundation has partnered with the School Board of Orange County, Florida, to create the Travel + Leisure Eatonville scholarship program, which strives to promote educational excellence within the Eatonville community, the oldest African-American-incorporated municipality in the U.S., by providing up to 200 scholarships annually to eligible students.

Inclusion and Diversity. We understand that a culture of rich inclusion and diversity enhances our performance and ability to serve our customers. We strive to cultivate an inclusive environment, in which our associates, customers, suppliers, and communities feel appreciated, respected, and valued.

Health & Safety. The health and safety of our associates is of the utmost importance. In response to the global COVID-19 pandemic, we created a plan for the safety and well-being of our associates, guests, and customers. This plan mirrored the direction from the Center for Disease Control (“CDC”) and Prevention guidelines for the U.S. and other equivalent government agencies in the regions where we operate globally. As of December 31, 2021, we had reopened all of the resorts and sales offices in North America that we expect to reopen. The remaining closed resorts and sales offices that we intend to reopen are located in the South Pacific and are expected to reopen in 2022, contingent upon the lifting of government-imposed travel restrictions. We also reopened our corporate offices in 2022 and adopted a hybrid work environment in which many corporate associates will work both in the office and remotely on an ongoing basis.
Where You Can Find Additional ESG Information
Detailed information about our governance practices is included below under "Governance." For additional information about our ESG activities and initiatives, see our Annual Report filed with the SEC, which can be found on our website at investor.travelandleisureco.com/sec-filings/annual-reports, and visit our website at investor.travelandleisureco.com/esg. Information from our website is not incorporated by reference into this proxy statement.

GOVERNANCE
Board of Directors
The Board is the ultimate decision-making body of the Company, except for those matters reserved for shareholders by law or pursuant to the Company’s governance instruments and those matters delegated by the Board to management. The Board is committed to exercising sound corporate governance principles and has adopted Corporate Governance Guidelines that, along with the charters of the Committees of the Board, Director Independence Criteria, Code of Conduct for associates, and Code of Business Conduct and Ethics for Directors, provide the framework for our governance. Each document is available on the Investors page of our website at https://investor.travelandleisureco.com by clicking on the Governance menu followed by the Governance Documents link. The governance rules for companies listed on the New York Stock Exchange and those contained in the Securities and Exchange Commission (SEC) rules and regulations are reflected in the guidelines. The Board reviews these principles and other aspects of governance periodically.

Board Leadership Structure and Lead Director
While the Board has not mandated a particular leadership structure, historically, the positions of Chairman of the Board and CEO were held by the same person. In 2018, as a result of Mr. Holmes’ discussions with the Board about resigning as our CEO in connection with the spin-off of Wyndham Hotels and as part of its ongoing review of the Board leadership structure and succession planning process, the Board determined that the positions of Chairman and CEO should be held by separate individuals. In connection with the spin-off, effective as of May 31, 2018, the Board elected Mr. Holmes, who had served as the Chairman and CEO of the Company since July 2006, to the position of Non-Executive Chairman of the Board. At the same time, the Board also appointed Mr. Brown, our new President and CEO, as a member of our Board.
In his role, Mr. Holmes provides leadership to the Board by, among other things, working with the CEO, the Lead Director, and the Corporate Secretary to set Board calendars, determine agendas for Board meetings, ensure proper flow of information to Board members, facilitate effective operation of the Board and its Committees, help promote Board succession planning and the orientation of new Directors, address issues of Director performance, assist in consideration and Board adoption of the Company’s long-term and annual operating plans, and help promote senior management succession planning. Mr. Holmes’ experience as our former CEO and his knowledge and familiarity with our business and industry bring valuable perspective to the Board. In addition, Mr. Brown’s service as a Director promotes strategy development and execution and facilitates information flow between management and the Board, which is also essential to effective governance.

The Board also recognizes the importance of having independent Board leadership and selected James E. Buckman, an independent Director who serves as a member of the Executive Committee and Compensation Committee, to serve as the Board’s Lead Director. The Lead Director serves as a key advisor to our Chairman, chairs executive sessions of independent Directors and provides feedback to the Chairman, chairs meetings of the Board in the absence of the Chairman, and reviews in advance, and as appropriate, consults with the Chairman regarding, the agendas for all Board and Committee meetings.

Seven of our nine current Directors are independent, and the Audit, Compensation and Corporate Governance Committees are comprised solely of independent Directors. Consequently, the independent Directors directly oversee such critical items as the Company’s financial statements, executive compensation, the selection and evaluation of Directors and the development and implementation of our corporate governance programs. Our independent Directors bring experience, oversight and expertise from outside our Company and industry, which balances the Company-specific experience and expertise that our Non-Executive Chairman and our CEO bring to the Board.

The Board will continue to review our Board leadership structure as part of the succession planning process. We believe that our leadership structure, in which the roles of Chairman and CEO are held by separate individuals, together with an experienced and engaged Lead Director and independent key Committees, is the optimal structure for our Company and our shareholders at this time.

Committees of the Board
The Board has four standing Committees: Audit, Compensation, Corporate Governance and Executive. The key responsibilities of each Committee, together with current membership and the number of meetings held in 2021, are set forth below.

Audit Committee
Committee Members:	Key Responsibilities:
Ronald L. Rickles (Chair) Louise F. Brady George Herrera Michael H. Wargotz Meetings in 2021: 9
•Appointing our independent registered public accounting firm to perform an integrated audit of our consolidated financial statements and internal control over financial reporting.
•Pre-approving all services performed by our independent registered public accounting firm.
•Providing oversight on the external reporting process and the adequacy of our internal controls.
•Reviewing the scope, planning, staffing and budgets of the audit activities of the independent registered public accounting firm and our internal auditors.

•Reviewing services provided by our independent registered public accounting firm and other disclosed relationships as they bear on the independence of our independent registered public accounting firm, and providing oversight on hiring policies with respect to employees or former employees of the independent auditor.
•Maintaining procedures for the receipt, retention and resolution of complaints regarding accounting, internal controls and auditing matters.
•Reviewing and updating periodically our Code of Conduct to promote ethical behavior by all of our associates.
•Review and provide oversight of related person transactions in compliance with the Company’s Related Person Transactions Policy.

Financial Expertise, Independence, and Financial Literacy
All members of the Audit Committee are independent under the Board’s Director Independence Criteria and applicable regulatory and listing standards, as well as financially literate, knowledgeable and qualified to review financial statements in accordance with applicable regulatory and listing standards. Ronald L. Rickles and Michael H. Wargotz are audit committee financial experts within the meaning of applicable SEC rules and have “accounting or related financial management expertise” within the meaning of applicable NYSE rules.

Compensation Committee
Committee Members:	Key Responsibilities:
Louise F. Brady (Chair) James Buckman Denny Marie Post Michael H. Wargotz Meetings in 2021: 6
•Providing oversight on our executive compensation program consistent with corporate objectives and shareholder interests.
•Reviewing and approving Chief Executive Officer (CEO) and other senior management compensation.
•Reviewing and considering the independence of advisers to the Compensation Committee.

•Approving grants of long-term incentive awards and our senior executives’ annual incentive compensation under our compensation plans.
•Periodically reviewing our human capital programs, policies and procedures (except to the extent within the purview of the Corporate Governance Committee), including management succession planning and development.

Independence and Non-Employee Director Status
All of the members of the Compensation Committee are independent under the Board’s Director Independence Criteria and applicable regulatory and listing standards. Each member also qualifies as a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (Exchange Act).

Compensation Committee Interlocks and Insider Participation
There are no compensation committee interlocks between Travel + Leisure Co. and other entities involving our executive officers and directors.

Corporate Governance Committee
Committee Members:	Key Responsibilities:
George Herrera (Chair) Lucinda C. Martinez Denny Marie Post Ronald L. Rickles Meetings in 2021: 4
•Recommending to the Board nominees for election to the Board.
•Reviewing principles, policies and procedures affecting Directors and the Board’s operation and effectiveness.
•Providing oversight on the evaluation of the Board and its effectiveness.

•Reviewing matters of corporate social responsibility and sustainability performance, including potential long- and short-term trends and impacts of environmental, social, and governance issues.
•Reviewing and approving Director compensation.

Independence All of the members of the Corporate Governance Committee are independent under the Board’s Director Independence Criteria and applicable listing standards.

Executive Committee
Committee Members:	Key Responsibilities:
Stephen P. Holmes (Chair) Michael D. Brown James Buckman Michael H. Wargotz Meetings in 2021: 5	The Executive Committee may exercise all of the authority of the Board when the Board is not in session, except that the Executive Committee does not have the authority to take any action which legally or under our internal governance policies may be taken only by the full Board.
The charters of the Audit, Compensation and Corporate Governance Committees are available on the Investor page of our website at https://investor.travelandleisureco.com by clicking on the Governance menu followed by the Governance Documents link.

Oversight of Risk Management
We face a broad array of risks, including risks relating to our finances, business operations and strategy, human capital matters, legal, regulatory and compliance matters, and reputational exposure. Our CEO and other senior management are primarily responsible for day-to-day risk management analysis and mitigation and report to the full Board or the relevant Committee regarding risk management. The Board also has an active role, as a whole and at the Committee level, in providing oversight and seeks to ensure that risks undertaken by the Company are consistent with a level of risk that is appropriate and aligned with the achievement of our business objectives and strategies.

Each Committee is responsible for providing oversight with respect to the management of certain risks and the entire Board is regularly informed about our risks through Committee reports and management presentations. The Audit Committee provides oversight on our programs for risk assessment and risk management, including with respect to financial accounting and reporting, internal audit, information technology, cybersecurity and ethics and compliance. In 2021, our management undertook a global risk assessment (GRA) with the objective of identifying the universe of the top risks applicable to the Company and documenting and presenting to the Audit Committee risk mitigation plans and initiatives by management. With respect to cybersecurity risk oversight, our Audit Committee receives periodic updates from the appropriate managers on the primary cybersecurity risks facing the Company and the measures the Company is taking to mitigate such risks. In addition to such periodic reports, our Audit Committee receives updates from management regarding any significant changes to the Company’s cybersecurity risk profile or significant newly identified risks. The Compensation Committee provides oversight on our assessment and management of risks relating to our executive compensation and management succession planning. The Corporate Governance Committee provides oversight on our management of risks associated with the independence of the Board and potential conflicts of interest. The Corporate Governance Committee also periodically reviews matters of corporate social responsibility and sustainability performance, including potential long- and short-term trends and impacts of environmental, social, and governance issues.

In 2021, our leadership structure, with Mr. Holmes serving as our Non-Executive Chairman and with Mr. Brown serving as a Director, also enhances the Board’s effectiveness in risk oversight due to the extensive knowledge of Mr. Holmes and Mr. Brown with respect to our business and operations, facilitating the Board’s oversight of key risks. We believe this division of responsibility and leadership structure is the most effective approach for addressing our risk management.

Director Independence
Travel + Leisure Co.’s Corporate Governance Guidelines and Director Independence Criteria define our standards for director independence and reflect applicable NYSE and SEC requirements. All members of the Audit Committee and the Compensation Committee must also meet heightened independence standards under applicable NYSE and SEC rules.

Our Board is required under New York Stock Exchange rules to affirmatively determine that each independent Director has no material relationship with Travel + Leisure Co., impacting his or her independence.

In accordance with these standards and criteria, the Board undertook its annual review of the independence of its Directors. During this review the Board considered whether there are any relationships or related party transactions between each Director, any member of his or her immediate family or other affiliated entities and us and our subsidiaries and affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.

The Board follows a number of procedures to review related party transactions. We maintain a written policy governing related party transactions that requires Audit Committee pre-approval of related party transactions exceeding $120,000. Each Board member answers a questionnaire designed to disclose conflicts and related party transactions. We also review our internal records for related party transactions. Based on a review of these standards and materials, none of our independent Directors had or has any relationship with us other than as a Director within the meaning of our Director Independence Criteria and applicable regulatory and listing standards.

As a result of its review the Board affirmatively determined that the following Directors are independent of us and our management as required by the New York Stock Exchange listing standards and the Director Independence Criteria: Louise F. Brady, James E. Buckman, George Herrera, Lucinda C. Martinez, Denny Marie Post, Ronald L. Rickles and Michael H. Wargotz. All members of the Audit, Compensation and Corporate Governance Committees are independent Directors within the meaning of our Director Independence Criteria and applicable regulatory and listing standards.

Executive Sessions of Non-Management Directors and Independent Directors
The Board meets regularly without any members of management present. In addition, at least once a year, the independent Directors meet in a private session that excludes management and non-independent Directors. The Lead Director chairs these sessions.

Meeting Attendance
Directors are expected to attend all Board meetings and meetings of the Committees on which they serve, as well as our Annual Meeting of Shareholders, absent exceptional cause. Directors fulfill their responsibilities not only by attending Board and Committee meetings but also through communication with the Non-Executive Chairman, Lead Director, CEO and other members of management relative to matters of interest and concern to Travel + Leisure Co. throughout the year.

The Board held four meetings during 2021. Each Director who was a Director at the time attended our 2021 annual meeting of shareholders, and each Director attended all of the Board meetings and all of the meetings of the Committees of the Board on which the Director served while in office during 2021.

All directors are expected to attend the 2022 Annual Meeting.

Communications with the Board and Directors
Shareholders and other parties interested in communicating directly with the Board, an individual non-management or independent Director or the non-management or independent Directors as a group may do so by writing our Corporate Secretary at our principal executive offices at Travel + Leisure Co., 6277 Sea Harbor Drive, Orlando, Florida 32821. The Corporate Secretary will forward the correspondence only to the intended recipients. However, prior to forwarding any correspondence, the Corporate Secretary will review it and in his discretion will not forward correspondence deemed to be of a commercial nature or otherwise not appropriate for review by the Directors.

Compensation of Directors
Highlights of Our Director Compensation Program. The following are highlights of our compensation program for non-management Directors:
•On average, 63% of our Directors’ total annual compensation for 2021 was equity-based, aligning our Directors’ interests with the long-term interests of our shareholders.
•Our Directors have the opportunity to defer all of their cash- and equity-based compensation under our Non-Employee Directors Deferred Compensation Plan. Amounts deferred under the plan are credited in the form of deferred stock units (DSUs) which are payable solely in shares of our common stock. DSUs are not paid out until the Director’s retirement or termination from service on the Board, thereby further aligning our Directors’ interests with the long-term interests of our shareholders. For 2021, our Directors elected to defer on average 50% of their total annual compensation.
•Consistent with Travel + Leisure Co.’s philanthropic commitment, our non-management Directors are provided a three-for-one Company match for charitable contributions. We will match Director contributions $3 for every $1 contributed by the Director up to an aggregate maximum Company contribution of $75,000 per year. On average, 10% of our Directors’ total annual compensation for 2021 was attributable to this charitable match.
•We maintain robust stock ownership guidelines which require our non-management Directors to own stock equal to the greater of 5x the cash portion of the annual retainer or 2.5x their total retainer value without regard to Committee fees. As of December 31, 2021, each of our Directors owned at least 10.3x the cash portion of their annual retainer and 5.2x their total retainer value, except for Ms. Martinez who joined our Board in November 2021 and has until November 2026 to achieve compliance.
•Our 2006 Equity and Incentive Plan, as amended and restated, contains a shareholder-approved limit on the value of equity awards that can be granted to each non-management Director annually.
•We do not pay any per-meeting fees.
•We do not provide retirement benefits to our non-management Directors.
•Our independent compensation consultant reviews our Director compensation program annually relative to our peer group and best practices.

Overview. Non-management Directors receive compensation for Board service designed to compensate them for their Board responsibilities and align their interests with the interests of shareholders. A management Director receives no additional compensation for Board service.

Directors of a publicly traded company have substantial responsibilities and time commitments, and with ongoing changes in corporate governance standards, highly qualified and experienced directors are in high demand. Accordingly, we seek to provide competitive and appropriate economic incentives for our Directors who play a critical and active role in overseeing the management of our Company and guiding our business strategy. Our Board has a total of nine members, seven of whom are independent. Based on 2021 proxy statement data, our peer group companies have, on average, a total of 10 directors and eight independent directors. All of our independent Directors serve on at least one Committee. Our director compensation program is designed to reasonably compensate our Directors for their qualifications and experience, continued performance, dedication, increased responsibilities and time commitment.

Annual Review of Director Compensation. In November 2020, our independent compensation consultant, Aon, provided an independent review of our non-management Director compensation program. As part of this review, Aon assessed the elements of our program, including annual board retainers in cash and equity, fees for chairman and Committee service, and prevalence of features such as non-executive chairman and lead director pay and other compensation in the form of perquisites and benefits, and provided peer group data (using the peer group listed below in "Compensation Review and Competitive Analysis - Peer Group Composition for 2021") that presented annual retainer fees, Committee service pay, and annual equity grant value at the 25th, 50th and 75th percentile. Aon also assessed the prevalence of governance policies such as stock ownership guidelines and stock hedging/pledging. The Governance Committee reviewed the peer group data prepared by Aon and determined that our Directors' total direct compensation was generally aligned with the philosophy of targeting the top quartile of the peer group. As a result of this review, our 2021 Director compensation program remained consistent with our 2020 program.

Annual Retainer Fees. The following table describes 2021 annual retainer and Committee chair and membership fees for non-management Directors for the full-year. Our Directors do not receive additional fees for attending Board or Committee meetings.

	Cash-Based	Stock-Based	Total
Non-Executive Chairman	$160,000	$160,000	$320,000
Lead Director	$132,500	$132,500	$265,000
Director	$105,000	$105,000	$210,000
Audit Committee chair	$22,500	$22,500	$45,000
Audit Committee member	$12,500	$12,500	$25,000
Compensation Committee chair	$17,500	$17,500	$35,000
Compensation Committee member	$10,000	$10,000	$20,000
Corporate Governance Committee chair	$15,000	$15,000	$30,000
Corporate Governance Committee member	$8,750	$8,750	$17,500
Executive Committee member	$10,000	$10,000	$20,000

The annual Director retainer and Committee chair and membership fees are paid on a quarterly basis 50% in cash and 50% in Travel + Leisure Co. stock. The requirement for Directors to receive at least 50% of their fees in our equity further aligns their interests with those of our shareholders. The number of shares of stock issued is based on our stock price on the quarterly determination date. Directors may elect to receive the stock-based portion of their fees in the form of common stock or deferred stock units (DSUs). Directors may also elect to defer any cash-based compensation or time-vesting restricted stock units (RSUs) into DSUs. A DSU entitles the Director to receive one share of common stock following the Director’s retirement or termination of service from the Board for any reason and is credited with dividend equivalents during the deferral period. The Director may not sell or receive value from any DSU prior to retirement or termination of service.

Director Equity Awards. In addition to the annual retainer fees, to further align our Directors’ interests with those of our shareholders, each non-management Director is granted an annual equity award typically in the form of RSUs. On March 3, 2021, each of our then serving non-management Directors received a $100,000 annual equity grant of time-vesting RSUs, which vest ratably over a four-year period. RSUs are credited with dividend equivalents subject to the same vesting restrictions as the underlying units. In connection with her appointment to the Board in November 2021, Ms. Martinez received a prorated annual award of $13,793 and a one-time $150,000 equity grant of time-vesting RSUs, both of which vest ratably over a four-year period. The annual equity grant for non-management Directors remained the same for 2022. On March 1, 2022, each of our non-management Directors received a $100,000 annual equity grant of time-vesting RSUs, which vest ratably over a four-year period.

Other Compensation. Consistent with Travel + Leisure Co.’s philanthropic commitment, we will match non-management Director's qualifying charitable contributions $3 for every $1 contributed by the Director up to an aggregate maximum

Company contribution of $75,000 per year. Six of our Directors chose to make qualifying charitable contributions in 2021, which we matched three times the amount of their personal contribution. This benefit to our non-management Directors reflects our core commitment to developing and supporting our communities with a focus on improving the lives of future generations. We are dedicated to supporting organizations with similar values through contributions to signature charities, as well as local non-profit organizations in key Travel + Leisure Co. markets across the globe. We also maintain a policy to award our non-management Directors up to a maximum of 500,000 Wyndham Rewards Points annually. These Wyndham Rewards Points have an approximate value of $3,279 and may be redeemed for numerous rewards options including stays at Wyndham properties. This benefit provides our Directors with an opportunity to get ongoing, first-hand exposure to our properties and operations, furthering their understanding and evaluation of our businesses.

Holmes Letter Agreement. In connection with the spin-off of Wyndham Hotels, effective as of May 31, 2018, the Board elected Stephen P. Holmes, who had served as the Chairman and CEO of the Company since July 2006, to the position of Non-Executive Chairman of the Board. In connection with his election as Non-Executive Chairman of the Board, on June 1, 2018, the Company entered into a letter agreement with Mr. Holmes (Holmes Letter Agreement), which provides him with an annual retainer of $320,000 (with $160,000 payable in the form of cash and $160,000 payable in the form of Travel + Leisure Co. common stock) as further described above. In addition, the Company agreed to pay Mr. Holmes the following amounts to assist him in the course of performing his duties and responsibilities to the Company: $18,750 per year toward his costs incurred in connection with retaining an administrative assistant and $12,500 per year toward his costs incurred in connection with office space. In addition, Mr. Holmes was allowed to continue to participate in the Company's executive car lease program, with the Company covering 50% of cost of the lease entered into prior to Mr. Holmes stepping down as Chairman and CEO ($9,678 in 2021), through the earlier of the conclusion of his service and the conclusion of the lease term. In addition, the Company also agreed to reimburse Mr. Holmes while he remains a Board member for 50% of the cost of his annual executive health and wellness physical ($5,500 in 2021).

Director Stock Ownership Guidelines. The Corporate Governance Guidelines require each non-management Director to comply with Travel + Leisure Co.’s Non-Management Director Stock Ownership Guidelines. These guidelines require each non-management Director to beneficially own an amount of our stock equal to the greater of a multiple of at least 5x the cash portion of the annual retainer or 2.5x the total retainer value without regard to Board Committee fees. Directors have a period of five years after joining the Board to achieve compliance with this ownership requirement. DSUs and RSUs credited to a Director count towards satisfaction of the guidelines. As of December 31, 2021, all of our non-management Directors exceeded these stock ownership requirements, except for Ms. Martinez who joined our Board in November 2021 and has until November 2026 to achieve compliance.

2021 Director Compensation Table
The following table describes compensation we paid our non-management Directors for 2021.

Name	Fees Paid in Cash ($)	Stock Awards ($)(a)(b)	All Other Compensation ($)(c)	Total ($)
Louise F. Brady	—	369,940	78,279	448,219
James E. Buckman	152,562	252,350	75,000	479,912
George Herrera	132,569	232,362	19,779	384,710
Stephen P. Holmes	170,063	269,879	49,707	489,649
Lucinda C. Martinez	15,764	179,616	—	195,380
Denny Marie Post	123,870	223,595	78,279	425,744
Ronald L. Rickles	132,710	232,361	52,406	417,477
Michael H. Wargotz	141,277	241,018	50,906	433,201

(a)Represents the aggregate grant date fair value of stock awards computed in accordance with ASC 718. A discussion of the assumptions used in calculating the fair value of such awards may be found in Note 22 to our 2021 audited financial statements in the Form 10-K filed with the SEC on February 23, 2022. On March 3, 2021, each then-serving non-management Director was granted a time-vesting RSU award with a grant date fair value of $100,000, which vests ratably over four years. Ms. Martinez received a prorated annual award of $13,793 and an additional time-vesting RSU award of $150,000 in connection with her appointment on November 11, 2021, both of which vest ratably over four years. This also includes the aggregate grant date fair value of retainer fees paid in the form of common stock and/or DSUs, which were prorated for Ms. Martinez in 2021.
(b)Total shares of our common stock issuable for DSUs at December 31, 2021, were as follows: Ms. Brady, 34,499; Mr. Buckman, 83,000; Mr. Herrera, 39,175; Mr. Holmes, 14,979; Ms. Martinez 284; Ms. Post, 8,592; Mr. Rickles, 16,372; and Mr. Wargotz, 84,959. Total shares of our common stock issuable for unvested RSUs at December 31, 2021, were as follows: Ms. Brady, 5,418; Mr. Buckman, 5,418; Mr. Herrera, 5,418; Mr. Holmes, 5,418; Ms. Martinez 2,951; Ms. Post, 5,418; Mr. Rickles, 5,418; and Mr. Wargotz, 5,418.

(c)Includes amounts attributable to charitable matching contributions made on behalf of the Director, the value of Wyndham Rewards Points and life insurance premiums paid by us as applicable. The value of charitable matching contributions were as follows: Ms. Brady $75,000; Mr. Buckman $75,000; Mr. Herrera, $16,500; Ms. Post $75,000; Mr. Rickles $52,290; and Mr. Wargotz, $45,000. All Directors received 500,000 Wyndham Rewards Points with an approximate value of $3,279, except for Mr. Rickles, who received 17,686 Wyndham Rewards Points with an approximate value of $116, and Mr. Buckman and Ms. Martinez who did not receive any Wyndham Rewards Points in 2021. Life insurance premiums paid by us under a legacy Wyndham Worldwide program were $2,627 for Mr. Wargotz. The amount for Mr. Holmes also includes $18,750 for the cost of an administrative assistant to assist him in performing his duties to the Company, $12,500 related to office space for use in performing his duties to the Company, $9,678 in connection with the executive car lease program, and $5,500 for his executive health and wellness physical. The value of dividends is factored into the grant date fair value of our stock awards. Accordingly, dividends paid are not reflected in the table above. On occasion, a director’s spouse or other invited guests may accompany the director on a Company-provided (leased under timeshare or chartered) non-commercial aircraft when the aircraft is in use for business purposes. In those cases, there generally is no additional aggregate incremental cost to the Company and, as a result, no amount associated with such use is reflected in the "2021 Director Compensation Table."

Related Party Transactions
The Board has adopted a written policy regarding the review of certain related party transactions (the “Related Person Transactions Policy”). Under the Related Person Transactions Policy, which is administered by our Audit Committee, Directors and executive officers must report any related person transactions to the Office of General Counsel and furnish details regarding the terms and circumstances of each such transaction in advance of entering into or amending or modifying such transaction. Pursuant to the Related Person Transactions Policy, the material facts respecting any such related person transaction and the related person’s interest in such transaction must be reviewed and pre-approved (or disapproved) by the Audit Committee. No Director of the Company may participate in any approval of any related person transaction with respect to which he or she is a related person.

For purposes of the Related Person Transactions Policy, a “related person transaction” includes, subject to certain exceptions, any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which (i) the Company or any of its subsidiaries is or will be a participant, (ii) any related person has or will have a direct or indirect material interest, and (iii) such transaction would be required to be disclosed under Item 404 of Regulation S-K under the Exchange Act. The policy defines a “related person” to include: any of our Directors, Director nominees or executive officers; a known holder of more than 5% of our common stock; immediate family members of any of the foregoing; or any firm, corporation or other entity in which any of the foregoing persons is an executive officer, partner, principal or similar position, or in which such person has a material ownership or financial interest.

We have included disclosure below regarding the ongoing transactions between the Company and a limited liability company affiliated with Mr. Holmes (Holmes LLC), although such transactions did not meet the definition of a related person transaction since the beginning of 2021.

In May 2018, the Company entered into an Aircraft Timesharing Agreement with Holmes LLC pursuant to which Holmes LLC granted us the right to use the aircraft that it owns on a timesharing basis in accordance with, and subject to the reimbursement of certain operating costs and expenses as provided in, the federal aviation regulations. We paid operating costs and expenses under this timesharing agreement of $60,038 in 2021. Holmes LLC is solely responsible for the physical and technical operation of the aircraft, aircraft maintenance and the cost of maintaining aircraft liability insurance, as provided in the federal aviation regulations.

Code of Business Conduct
We remain committed to the highest standards of ethics, integrity, and responsible business practices across our global operations. We maintain a Code of Conduct applicable to all of our associates, including our CEO, Chief Financial Officer and Chief Accounting Officer. The Audit Committee is responsible for reviewing and updating periodically our Code of Conduct to promote ethical behavior by all of our associates. We also maintain a Code of Business Conduct for Directors. We will disclose on our website any amendment to or waiver of a provision of our Code of Conduct for Directors or our Code of Conduct as may be required and within the time period specified under applicable SEC and New York Stock Exchange rules. The Code of Business Conduct for Directors and our Code of Conduct are available on the Investors page of our website at https://investor.travelandleisureco.com by clicking on the Governance menu followed by the Governance Documents link. Copies of these documents may also be obtained free of charge by writing to our Corporate Secretary.

Information about our Executive Officers
Set forth below is certain information regarding each of our executive officers as of April 5, 2021, other than Michael D. Brown, whose biographical information is presented above under "Proposal 1: Election of Directors."

Elizabeth E. Dreyer, 59, has served as our Chief Accounting Officer since June 2018 after joining Wyndham Worldwide in April 2018. Ms. Dreyer previously served as Vice President, Controller and Chief Accounting Officer of Edgewell Personal Care Company, a manufacturer and marketer of personal care products, from January 2015 to March 2018. Prior to joining Edgewell, Ms. Dreyer was Vice President, Controller and Chief Accounting Officer of Hillenbrand Inc. from October 2010 to January 2015. She previously held positions as Vice President of Finance with Zimmer Corp., Chief Financial Officer of Createc Corporation, and Vice President of Organizational Effectiveness of ADESA. Ms. Dreyer began her career with Deloitte & Touche LLP and is a Certified Public Accountant.

Michael A. Hug, 55, has served as Executive Vice President and Chief Financial Officer since June 2018. Previously, Mr. Hug served as Executive Vice President and Chief Financial Officer of Wyndham Vacation Ownership from 2006 to 2018, Senior Vice President and Controller from 2002 to 2006, and Vice President of Finance and Administration of Resort Management Services from 1999 to 2002. Prior to joining Wyndham Vacation Ownership, Mr. Hug was a senior manager with Ernst & Young from 1988 until 1999 and is a Certified Public Accountant.

Kimberly Marshall, 58, has served as our Chief Human Resources Officer since June 2018. Previously, Ms. Marshall served as Executive Vice President, Human Resources, for Wyndham Vacation Ownership from February 2017 to June 2018 and Senior Vice President of Human Resources from 2012 to 2017. Prior to joining Wyndham Vacation Ownership, Ms. Marshall served as Executive Vice President, Human Resources for PSS World Medical from 2010 to 2012 and Senior Vice President, Human Resources for CHEP Americas from 2007 to 2010. In addition, she served as Senior Vice President Human Resources for the Southeast Region of Centex Homes from 2004 to 2007 and spent 11 years with The Walt Disney Company in Finance and in Human Resources from 1993 to 2004. Ms. Marshall began her career in public accounting with Arthur Andersen & Co. and later Price Waterhouse Coopers and is a Certified Public Accountant.

Jeffrey Myers, 54, has served as Chief Sales and Marketing Officer of Wyndham Destinations, the vacation ownership business segment of Travel + Leisure Co., since June 2018. Previously, Mr. Myers served as Chief Sales and Marketing Officer of Wyndham Vacation Ownership from 2008 to 2018. A 30-year industry veteran, Mr. Myers joined Wyndham Vacation Ownership in 1991, and earned progressive leadership roles, serving as site leader, senior vice president for multiple regions and Executive Vice President of Sales for Club Wyndham and WorldMark by Wyndham from 2002 to 2007.

Geoffrey Richards, 49, has served as Chief Operating Officer of Wyndham Destinations, the vacation ownership business segment of Travel + Leisure Co., since June 2018. Previously, Mr. Richards served as Chief Operating Officer of Wyndham Vacation Ownership from 2011 to 2018. Mr. Richards began his career with Wyndham Vacation Ownership in 1996 as a Sales Program Manager, and subsequently held several leadership positions within the Company’s sales and marketing operations, including Senior Vice President of Sales Development, Vice President of Sales and Site Marketing Programs and Executive Vice President of Global Sales Operations.

James J. Savina, 48, has served as our General Counsel and Corporate Secretary since June 2018 after joining Wyndham Worldwide in April 2018. Mr. Savina served as General Counsel and Corporate Secretary at The Kraft Heinz Company, a manufacturer and seller of consumer food and beverage products, from 2015 to 2018, where he played a central role in the merger of Kraft Foods Group and H. J. Heinz Company and led the combined company’s legal department. Previously, Mr. Savina served as Senior Vice President, Deputy General Counsel, and Chief Compliance Officer, and in other roles of increasing responsibility, for Kraft Foods Group from 2013 to 2015. His prior experience includes roles as Executive Director, Global Legal Investigations & Legal Operations for Avon Products; Senior Counsel and Director of Claims and Legal Administration for Energy Future Holdings; and Associate for Jones Day, an international law firm.

Sy Esfahani, 61, has served as our Chief Technology Officer since November 2021. Prior to joining Travel + Leisure Co., Mr. Esfahani served as Chief Information Officer at Qatar Airways Group, an airline company, from February 2019 to June 2021. Previously, Mr. Esfahani served as Global Chief Information Officer for MGM Resorts International, a global hospitality and entertainment company, from 2013 to 2019, where he focused on improving operations and customer experience within various lines of business across the 20 resort brands. Earlier in his career, Mr. Esfahani held CIO and key technology leadership positions at several companies in the financial services and trade show production industries.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking our shareholders to cast a non-binding, advisory vote to approve the compensation of our named executive officers described in the Compensation Discussion and Analysis starting below on page 18 and in the tabular and accompanying narrative disclosure regarding named executive officer compensation starting on page 32 (Say-on-Pay Vote). We encourage you to read the Compensation Discussion and Analysis and the accompanying tables and narratives for details on the 2021 compensation of our named executive officers.

Recommendation for Approval
For the reasons discussed in our Compensation Discussion and Analysis, the Board recommends that shareholders vote in favor of the following resolution:
RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers described in the Compensation Discussion and Analysis and the tabular and related narrative disclosure regarding named executive officer compensation included in this proxy statement pursuant to the compensation disclosure rules of the SEC.

Although the vote is advisory and non-binding, the Compensation Committee values the opinions expressed by shareholders in their vote on this proposal and will take into account the outcome of the vote when considering executive compensation arrangements in the future.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Overview
Our Compensation Discussion and Analysis provides an overview of our compensation strategy and program, the processes and procedures of our Compensation Committee of the Board (Committee) and the Committee’s considerations and decisions made under those programs for our named executive officers for 2021. In January 2021, the Company acquired the Travel + Leisure brand from Meredith Corporation. In connection with the acquisition, on February 17, 2021, Wyndham Destinations, Inc. was renamed Travel + Leisure Co. and continues to trade on the New York Stock Exchange under the new ticker symbol TNL.

Our Named Executive Officers. Our named executive officers for 2021 are:
•Michael D. Brown, President and Chief Executive Officer
•Michael A. Hug, Chief Financial Officer
•Geoffrey Richards, Chief Operating Officer, Wyndham Destinations
•Jeffrey Myers, Chief Sales and Marketing Officer, Wyndham Destinations
•Noah Brodsky, President Travel + Leisure Group and Chief Brand Officer*

*Mr. Brodsky ceased serving in both roles, effective April 4, 2022.

Strong Performance in a Year of Continuing Challenges. In an uncertain and often volatile environment caused by the ongoing COVID-19 pandemic, our senior management team led our more than 16,800 associates to deliver strong financial and operational performance in 2021, and charted the course for the future growth of our global business.

Key 2021 Financial and Business Highlights

Metric	Value
Net Revenue	$3.1B
Net Income from Continuing Operations	$313M
Adj. EBITDA [a]	$778M
Capital Returned to Shareholders [b]	$135M
Liquidity [c]	$1.4B
Net Cash Provided by Operating Activities	$568M
Adj. FCF [a]	$223M
VP+ Diversity Increase [d]	44%

+ Acquired the Travel + Leisure brand and related assets on January 5, 2021, and changed company name to **Travel + Leisure Co.**

+ Held 2021 Investor Day and announced four-year strategy to **accelerate** growth of our global business, **broaden** the strength of our cornerstone brands, and **create** depth of products and services

+ Formed **Travel +Leisure Charitable Foundation** and established Eatonville Scholarship Program

+ Named to Newsweek's 2021 list of **America's Most Responsible Companies**

+ Released **2020-2021 Social Responsibility Report**

(a) Please see appendices to this proxy statement for definitions and reconciliations of the non-GAAP financial measures, adjusted EBITDA and adjusted free cash flow, included in the infographic.

(b) Represents dollar amount of dividends paid and common stock repurchased in 2021.

(c) Represents cash and cash equivalents and revolving credit facility capacity as of December 31, 2021.

(d) Represents percent increase in the representation of racial and ethnic diversity at the Vice President level and above (inclusive of in-role promotions) among our U.S. based leadership population as of December 31, 2021, compared to the December 31, 2020 baseline.

Key Compensation Actions for 2021
Aligned with our Total Compensation Strategy, the Committee made a number of determinations for our 2021 executive compensation program to ensure our named executive officers and our broader management team were motivated to deliver strong performance in the uncertain and often volatile environment caused by the ongoing COVID-19 pandemic. Our key 2021 compensation actions are highlighted below and also described in further detail in this Compensation Discussion and Analysis.
•Interim Approach to 2021 Annual Incentive Program: In March 2021, the Committee took into consideration the continuing uncertainty related to the global pandemic and the challenge of setting full-year performance goals that it could be reasonably sure would effectively incentivize our named executive officers and broader management throughout the year. In response, the Committee determined that it was appropriate for the 2021 Annual Incentive Plan to comprise two six-month performance periods, allowing the Committee to establish performance goals for the first half of the year, while providing an opportunity to reflect potentially changing priorities for the second half of the year. This design was anticipated to be temporary and intended to incentivize our named executive officers to deliver against the Company's short term financial priorities. For the first six-month period from January to June 2021 the Committee approved financial performance targets based on adjusted EBITDA (weighted 75%) and adjusted Free Cash Flow (weighted 25%). These metrics focused on both our primary profitability metric and cash flow during continued high uncertainty. In June 2021, the Committee approved an adjusted EBITDA performance target (weighted 100%) as the sole metric for the second six-month period from July to December 2021. Adjusted EBITDA continues to be the profitability metric the Company uses to assess performance and allocate resources and has historically been the primary financial metric used for our annual incentive plan. No amount above 50% of the target annual incentive opportunity could be earned solely based on performance in each six-month period. The Committee also approved the continuation of an annual strategic goal component for the CEO and his leadership team. The annual strategic goal component is weighted 10% and total financial performance achievement is weighted 90%. For 2021 the Committee approved a shared annual strategic goal for the CEO and his leadership team focused on increasing racial and ethnic diversity at the Vice President and above level in the U.S. The maximum payout that may be earned is 150% of target for the full-year. In 2022 as the recovery from COVID-19 continues, the annual incentive plan returned to full-year performance goals as further described in "Compensation Actions for 2022".
•Interim Approach to 2021 Long-Term Incentive Plan (LTIP) Awards: In March 2021, the Committee believed attracting and retaining high-performing senior management was particularly important to our success in the context of both the uncertain and often volatile environment caused by the continuing impact of the COVID-19 pandemic and the planned expansion of our business under the new umbrella of Travel + Leisure Co. In response, the Committee determined it was appropriate to adjust the mix of LTIP awards made to our named executive officers. This approach was anticipated to be temporary and intended to create stability and focus our named executive officers on the long-term growth of our business. In March 2021, the CEO was awarded 70% time-vesting restricted stock units (RSUs) and 30% non-qualified stock options. Our other named executive officers were awarded 100% time-vesting RSUs. Additionally, each of our named executive officers was awarded LTIP Modifier Performance Stock Units (Modifier PSUs), the vesting of which is contingent upon achievement of premium adjusted EPS performance that is in excess of target. The CEO was awarded Modifier PSUs that provide the opportunity to earn up to an additional 50% of his target LTIP award. Our other executive officers were awarded LTIP Modifier PSUs that provide the opportunity to earn up to an additional 25% of their respective target LTIP awards. No portion of these Modifier PSUs will vest for performance achievement at target or below target. The Company will deliver one share of common stock to the executive for each Modifier PSU that vests. As further described in "Compensation Actions for 2022", our LTIP returned to a normalized design of equity-based compensation with 50% of target LTIP awarded to our CEO in the form of PSUs. These target PSUs carry downside risk and will only be earned if target performance is met. No Modifier PSUs were awarded for 2022.
•2021 CEO At-Risk Pay Mix: On March 3, 2021, the Committee approved an annual target total direct compensation package for our CEO consisting of the following ongoing elements: base salary (12%), target annual cash incentive award (18%) and target long-term incentive award (70%). His annual target long-term incentive awards include a mix of 70% time-vesting RSUs and 30% non-qualified stock options. In addition, the Committee approved a grant equal to 50% of his LTIP target in the form of Modifier PSUs. These Modifier PSUs have $0 value at target and vesting will only occur upon achievement of premium performance in excess of target for the third year of a three-year period. Of our CEO's regular annual target total direct compensation, 88% is variable and at-risk in the form of annual cash incentive and long-term incentive awards in the form of time-vesting RSUs and stock options. With the return to more normalized operations, the Company's 2022 LTIP program has returned to an annual target LTIP award for our CEO inclusive of 50% PSUs. The PSUs are structured such that 100% of the target PSUs vest upon achievement of target performance.

•New Contracts for CEO and CFO: On May 12, 2021, the Committee approved amended and restated employment agreements for our CEO and CFO each for a period of three years. The agreements are substantially similar to the original terms other than adding personal use of non-commercial aircraft provided by the Company for the CEO, as agreed by the Committee in March 2021 and outlined in further detail in the "Perquisites" section below; increase of annual incentive from 75% to 85% for our CFO commencing with our 2021 program, and base salary increases for both CEO and CFO effective June 1, 2021 as outlined below in the "Agreements with Named Executive Officers" section.

Shareholder Outreach for 2021 Executive Compensation Program: Consistent with our ongoing practice, during 2020, members of management reached out to our 15 largest shareholders, representing approximately 53% of our total outstanding shares. At our 2021 annual meeting, our executive compensation program again received a high level of support with more than 90% of votes cast for our program. See "Shareholder Outreach" further in this Compensation Discussion and Analysis for information regarding our outreach efforts in 2021.
Annual NEO Target Total Direct Compensation for 2021. Upon review of its compensation consultant's competitive analysis and recommendations, our Committee adopted the following 2021 total direct compensation packages for our named executive officers based on their roles, levels of responsibility and their positions as executive officers of a public company of our size. Our compensation program is predominately variable and at-risk in the form of annual cash incentive and long-term incentive awards. For our CEO, 88% of Target Total Direct Compensation is variable and at-risk, and for our other named executive officers approximately 81% is variable and at-risk.

Executive	Base Salary	Target Annual Cash Incentive		Long-Term Incentive Plans (LTIP) Target Fair Value	Target Total Direct
Michael Brown	$1,200,000	150%	$1,800,000	$7,140,000	$10,140,000
Michael Hug	$594,825	85%	$505,601	$2,150,000	$3,250,426
Geoff Richards	$564,375	85%	$479,719	$2,000,000	$3,044,094
Jeffrey Myers	$535,600	100%	$535,600	$2,000,000	$3,071,200
Noah Brodsky	$500,000	85%	$425,000	$1,570,000	$2,495,000

Target Total Direct Compensation packages for 2021 as approved on March 3, 2021 do not include the value of Modifier PSUs granted to our CEO or other executive officers, as further described in this Compensation Discussion and Analysis as there is $0 value at target and no portion of the Modifier PSUs is earned unless premium performance in excess of target is achieved.

As Chief Sales and Marketing Officer, Mr. Myers' Target Annual Incentive is based 50% on our annual incentive compensation program for management and 50% on our sales and marketing incentive compensation plan.

Our Executive Compensation Program Aligns with Shareholder Interests. We engage in the following practices to ensure that our executive compensation program and governance align with our shareholders’ interests.
•Our annual incentive compensation program requires achievement of rigorous financial performance metrics designed to incentivize high-performance and achievement of short-term financial goals and thus creates value for our shareholders.
•Equity awards granted to our named executive officers under our long-term incentive plan are designed to align their interests with our shareholders' interests. Regular annual equity awards constitute, on average, approximately 65% of their annual target total direct compensation and vest over multi-year periods.
•Our incentive compensation program includes a performance-based equity incentive award, the vesting of which is contingent upon achievement of performance goals over a three-year period, incentivizing medium-term high performance and value growth for our shareholders.
•Our CEO receives no tax gross-ups on perquisites.
•We have policies prohibiting our Directors and senior executives from engaging in any hedging transactions in our equity securities and from pledging, or using as collateral, our securities to secure personal loans or other obligations, including holding shares in margin accounts.

•Our named executive officers do not have the right to receive cash severance based solely upon change-in-control. Severance agreements with respect to cash severance payments are double trigger following the occurrence of a change-in-control.
•None of our executive officers is entitled to any tax gross-up in connection with severance payments upon termination of employment.
•We continue our shareholder outreach program to seek feedback on our governance and executive compensation practices.
•Our 2021 Annual Incentive Plan included a strategic goal focused on increasing racial and ethnic diversity at the Vice President level and above in the U.S.
Total Compensation Strategy
Our Total Compensation Strategy is designed to achieve the following objectives:
•Attract, retain and motivate high-performing senior management talent. We believe that attracting and retaining high-performing senior managers is integral to our ongoing success. Our named executive officers possess extensive experience in our businesses and the hospitality industry segments in which we compete and demonstrate the exceptional leadership skills and commitment to excellence that we believe are critical to our Company. Accordingly, our Total Compensation Strategy is designed in part to promote a long-term commitment from our named executive officers.
•Provide our executives with compensation that is consistent and competitive with compensation provided by comparable hospitality, service and leisure companies. As described below, the Committee reviews benchmark data from our peer group as well as broader industry and general industry compensation reference information. The Committee does not view this benchmark as a rigid standard. We also provide our named executive officers with welfare and retirements benefits which are reviewed on a Company-wide basis.
•Support a high-performance environment by linking compensation with performance. We focus on deploying capital for the highest possible returns. Ultimately, our business objective is to grow our business while optimizing cash flow and Adjusted EBITDA. Consistent with these goals, we believe a significant portion of our executive compensation should be contingent on actual results. Accordingly, compensation levels are strongly influenced by corporate, business unit and individual performance.
•Support a long-term focus for our executives that aligns with shareholder interests. Long-term incentive compensation is intended to align the interests of our named executive officers with those of our shareholders as well as support our goal of retaining key leaders.

Compensation Committee Matters
Our Compensation Committee. The Committee is responsible for providing oversight on executive compensation policies and programs consistent with corporate objectives and shareholder interests. The Committee operates under a written charter adopted by the Board and reviews the charter on an annual basis. The Committee’s membership is determined by the Board and is composed entirely of independent Directors. The Committee Chair reports at our Board meetings on Committee actions and recommendations.

Executive Compensation Consultant. Aon's Human Capital Solutions practice, a division of Aon plc (Aon) was retained by the Committee as a third-party consultant to provide independent advice, research and evaluation related to executive compensation and was paid $170,000 for its services during 2021. In this capacity, the Committee utilizes reports and analyses prepared by Aon. Aon was retained to provide the Committee with competitive market pay analyses including compensation measurement services, peer group proxy data studies and market trends.

Travel + Leisure Co. has historically engaged affiliates of Aon for insurance brokerage and actuarial services. In this capacity, management engaged Aon Risk Services, Inc., without Board involvement, to provide insurance brokerage and actuarial services to the Company during 2021. We paid $540,000 to Aon Risk Services, Inc. for these services during 2021; offset in part by commissions collected by Aon Risk Services, Inc. from insurance carriers for placing Travel + Leisure Co. policies.

Aon has policies and procedures in place designed to prevent conflicts of interest and safeguard the independence of its executive compensation consulting advice. These policies and procedures include segregation of executive compensation services in a separate business unit with performance results of that unit measured solely based on the executive compensation services, clearly defined engagements with compensation committees separate from any other services provided, management of multi-service client relationships by separate account executives, no incentives provided for cross-selling of services and no more favorable terms offered to companies due to the retention of Aon Risk Services, Inc. for additional services. On an annual basis, the Committee reviews the independence of Aon in accordance with New York Stock Exchange requirements and considered this relationship as part of its review. Based on its review, the Committee concluded that no conflict of interest was raised by the services provided by Aon Risk Services, Inc. and determined that the executive compensation advice received from Aon is objective and independent.

Management’s Role. Our management plays a significant role in our executive compensation process including evaluating executive performance and recommending base salary increases, performance factors for annual incentive compensation and long-term incentive compensation for the named executive officers other than our CEO. Our CEO works with the Committee to establish the agenda for Committee meetings and management prepares and distributes meeting information to Committee members. Our CEO also participates in Committee meetings at the Committee’s request to provide background information regarding our strategic objectives, his evaluation of the performance of the senior executives and compensation recommendations for senior executives other than himself. Our CEO is not involved in setting his own compensation, which is the exclusive responsibility of the Committee.

While the Committee reviews management’s recommendations, the Committee retains discretion over all elements and levels of the named executive officers’ compensation. The Committee generally bases its decisions on a combination of management’s recommendations with respect to executive compensation other than for our CEO and the external market data provided by our management and independent compensation consultant.

Committee Consideration of Say-on-Pay Vote. We currently hold an advisory vote on the compensation of our named executive officers (Say-on-Pay Vote) on an annual basis in accordance with the preference expressed by our shareholders at our 2017 annual meeting regarding the frequency of the Say-on-Pay Vote.

We maintain a shareholder outreach program to seek shareholder feedback on our governance and executive compensation practices. At our 2021 annual meeting, over 90% of the shares voted on our Say-on-Pay Vote were in support of the compensation of our named executive officers as described in the 2021 proxy statement. See "Shareholder Outreach" further in this Compensation Discussion and Analysis for additional information regarding our outreach efforts.

Annual Evaluation and Compensation Risk Assessment. An important aspect of the Committee’s work relates to the annual determination of compensation for our executive officers. The Committee meets each year to review the performance of the executive officers and review, consider and approve the level and mix of base salaries, annual incentive compensation, grants of long-term incentive compensation and perquisites.

As part of its annual total compensation program review, the Committee reviews the potential for any material risks arising from or relating to our compensation programs. Based on this review, the Committee believes that our compensation programs do not encourage excessive risk-taking by our executives or employees and are not reasonably likely to have a material adverse effect on Travel + Leisure Co. In reaching its conclusion, the Committee considered the following aspects of our compensation programs believed to encourage the management of our business in a prudent manner:
•The Committee reviews and compares executive compensation against our peer group to confirm that compensation is within an acceptable range relative to the external market.
•Our performance-based compensation is in large part keyed to our earnings and other key financial metrics, aligning interests of shareholders and management, and designed to improve our core operating results as opposed to using leverage or other high risk strategies.
•Our annual incentive compensation opportunities and PSUs are capped at a specified maximum as a countermeasure to excessive risk-taking.
•Our commission-based sales programs are monitored by management for compliance with law and internal policies.

Compensation Review and Competitive Analysis
Management and the Committee believe that information regarding compensation practices at other companies is useful in evaluating the compensation of our named executive officers. Management and the Committee recognize that our compensation practices must be competitive in the market to attract and retain high-performing senior managers. The Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing targeted compensation levels. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.

Peer Group Composition for 2021. In November 2018 following the spin-off of Wyndham Hotels, the Committee approved a peer group considering company size and business lines used for executive compensation benchmarking purposes. Peer group determination is based generally on one or more of the following criteria: companies in generally the same industry or business; companies similar in size to the Company in terms of anticipated revenues and market value; companies used by analysts to compare financial performance; and organizations with which we compete for executive talent. As a result of this review, the Committee adopted the following peer group. The Committee did not make any changes to the peer group effective for 2021, based upon the review and recommendation of Aon.

Alaska Air Group, Inc.	Live Nation Entertainment, Inc.
Boyd Gaming Corporation	Marriott International, Inc.
Caesars Entertainment Corporation	Marriott Vacations Worldwide Corporation
Chipotle Mexican Grill	MGM Resorts International
Choice Hotels International, Inc.	Norwegian Cruise Line Holdings Ltd.
Darden Restaurants, Inc.	Penn National Gaming, Inc.
Extended Stay America, Inc.	PulteGroup, Inc.
Hilton Grand Vacations, Inc.	Royal Caribbean Cruises Ltd.
Hilton Worldwide Holdings Inc.	Six Flags Entertainment Corporation
Hyatt Hotels Corp.	Vail Resorts, Inc.
JetBlue Airways Corporation

Peer Review. In November 2020, our compensation consultant’s review of peer group compensation included the following compensation elements using the most recently filed proxy statements for each peer company: base salary, annual incentive compensation, long-term incentive compensation, total cash compensation and total compensation. Peer data was supplemented with general industry data also provided by our compensation consultant.

Consistent with our Total Compensation Strategy, we broadly target total compensation at competitive levels versus the peer group. Our compensation consultant advised management and the Committee that our named executive officer compensation packages are competitive with our peer group and the elements of compensation we provide our named executive officers are consistent with the compensation elements provided by our peer group companies.

This comparative review is used only as a broad competitive reference point. The Committee does not employ a rigid benchmarking standard because the Committee does not believe that categorical guidelines or formulae are appropriate for determining the mix or levels of compensation for our named executive officers. The Committee views this comparative review as one factor in making compensation decisions for our named executive officers as it does not account for other factors such as challenges we face as a company, individual past and expected future performance, leadership ability, recruiting and retention needs, succession planning, experience or scope of responsibility.

Base Salary
Consistent with our Total Compensation Strategy, we provide base salaries designed to attract and retain our named executive officers and provide them with a base level of income. On March 3, 2021 the Committee approved the following base salaries. In consideration of the ongoing impact of the global pandemic, the effective date of these base salary increases was delayed until June 5, 2021.

Executive	Base Salary effective March 3, 2020 through June 4, 2021	Base Salary effective June 5, 2021	Percent of Base Salary Increase
Michael D. Brown	$1,100,000	$1,200,000	9.1%
Michael A. Hug	$577,500	$594,825	3.0%
Geoff Richards	$525,000	$564,375	7.5%
Jeffrey Myers	$520,000	$535,600	3.0%
Noah Brodsky	$430,000	$500,000*	16.3%
*Salary increase for Noah Brodsky effective January 9, 2021 based on his appointment to the role of President, Travel + Leisure Group and Chief Brand Officer. Mr. Brodsky ceased serving in both roles, effective April 4, 2022.

Annual Incentive Compensation
Consistent with our Total Compensation Strategy, we provide cash-based annual incentive compensation designed to create incentives for the named executive officers to drive our short-term financial and operating performance and thus create value for our shareholders. In 2021 the target annual incentive opportunity for our Chief Financial Officer was increased from 75% to 85% of salary based on competitive review for this position. Target annual incentive opportunity did not change year over year for the remainder of our named executive officers.

Standard Annual Incentive Compensation Program (Pre-COVID-19). On an annual basis, in the first quarter, management has typically recommended and the Committee has approved a combination of factors to determine potential annual incentive compensation for our named executive officers, including Company (corporate) and/or business unit Earnings Before Interest Taxes Depreciation and Amortization (EBITDA), as adjusted, a standard measure of our profitability and a target award opportunity generally expressed as a percentage of each executive’s base salary. An executive’s annual incentive compensation may be higher or lower than target annual incentive compensation depending on corporate and/or business unit performance and achievement against additional factors. The minimum payout for performance at threshold is 25% of the target award opportunity. The maximum annual incentive award opportunity for our named executive officers under the annual incentive compensation program is 150% of the target award opportunity. There is no payout for performance below threshold.

The adjusted EBITDA targets for the Company and its business units are recommended by management subject to approval by the Committee and are based on operating budgets that reflect our strategic plan. Adjusted EBITDA may reflect certain items which in our view do not reflect ongoing performance such as restructuring costs and impairments, the categories of which are specified at the outset of the performance period.

Following the completion of each year, the Committee reviews the corporate and business unit operating results achieved against the pre-established adjusted EBITDA targets approved by the Committee. In addition, as a threshold matter, to ensure that the performance of the individual executives is at the high level expected, senior management reviews with the Committee (or in the case of our CEO, the Committee itself reviews) each executive’s individual contributions and personal leadership together with their performance on corporate or business unit objectives, business drivers, business development and other initiatives as applicable. If based on this review, performance at the corporate, business unit or individual level did not meet expectations, the Committee may use its discretion to adjust downward all or a portion of the executive’s annual incentive compensation award. In exceptional circumstances, the Committee may use its discretion to increase an executive’s annual incentive compensation based on individual performance up to the maximum 150% of target award opportunity.

Interim Approach to 2021 Annual Incentive Program. In March 2021, the Committee took into consideration the continuing uncertainty related to the global pandemic and the challenge of setting full-year performance goals that it could be reasonably sure would effectively incentivize our named executive officers and broader management throughout the year. In response, the Committee determined that it was appropriate for the 2021 Annual Incentive Plan to comprise two six-month performance periods, allowing the Committee to establish performance goals for the first half of the year, while providing an opportunity to reflect potentially changing priorities for the second half of the year. This design was anticipated to be temporary and intended to incentivize our named executive officers to deliver against the Company's short term financial priorities. Financial performance targets were set at the consolidated business level for all participants to ensure that the Plan continued to motivate the broader management team to deliver against priorities for the year. Aligned with the established full-year financial plan, for the first performance period (January to June 2021), up to 50% of the target annual incentive plan opportunity was based on achievement against two financial targets: adjusted EBITDA weighted 75% and adjusted Free Cash Flow weighted 25%. No amount above 50% of target award opportunity could be earned solely based on the first six-month period. These metrics focused on both our primary profitability metric and cash flow during times of high uncertainty in the first six months of 2021. The Committee also approved continuation of an annual strategic goal component for the CEO and his leadership team. The annual strategic goal component is weighted 10% and total financial performance achievement is weighted 90%. For 2021 the CEO and his leadership team had a shared annual strategic goal focused increasing racial and ethnic diversity at the Vice President and above level in the U.S.

In June 2021 the Committee approved an adjusted EBITDA target (weighted 100%) for the second six-month period from July to December 2021 consistent with the full-year financial plan previously established in March. Adjusted EBITDA continues to be the profitability metric the Company uses to assess performance and allocate resources and has historically been the primary financial metric used for our annual incentive plan. No amount above 50% of target award opportunity could be earned solely based on the second six months of 2021. The plan allows for above-target achievement up to a maximum of 150% of annual incentive target payout based on the combined full-year assessment of adjusted EBITDA against the combined full-year target and achievement against strategic goals as illustrated in the chart below. Payment on the strategic goal component is contingent on achievement of minimum threshold performance on the combined full-year adjusted EBITDA metric.

Financial Components Performance Tiers and Payout Levels (weighted 90%)

					Premium Levels
	% of Financial Target Achieved	90%	96%	100%	102.25%	104%
Jan - Jun	Adjusted EBITDA (weighted 75%)	9.4%	18.8%	37.5%	Based on Full-Year EBITDA Achievement
	Adjusted Free Cash Flow (weighted 25%)	3.1%	6.2%	12.5%
Jul - Dec	Adjusted EBITDA (weighted 100%)	12.5%	25.0%	50.0%
Total	% of Target Payout Level	25.0%	50.0%	100.0%	125.0%	150.0%

Payout level is interpolated where performance is achieved between the specified performance tiers subject to the maximum payout. Performance achievement below 90% of the financial target results in no payout with respect to that portion of the award. Minimum threshold performance on the combined full-year adjusted EBITDA metric must be achieved in order for any payment to be made on the strategic goal component.

2021 Financial Performance Targets and Results

	Financial Performance Targets
$ million	Jan - Jun 2021	Jul - Dec 2021	Combined Full-Year
Adjusted EBITDA	$300.6	$419.4	$720.0
Adjusted Free Cash Flow	$(176.8)	n/a	n/a

Financial performance targets were exceeded for each six-month performance period and the full-year. Actual achievement for adjusted Free Cash Flow for the first six-month period was $56 million compared to the target above. Over the course of 2021 the Company had releases of its COVID-19-related loan loss allowance, the net positive impact of which on adjusted EBITDA was $58 million. Adjusted EBITDA for the full-year was $778 million, inclusive of the net impact of the COVID-19 related allowance release. This full-year adjusted EBITDA achievement, together with certain immaterial adjustments under the plan, would have resulted in a maximum payout on the financial component of the program; however, management proposed and the Committee approved negative discretion to limit the benefit of the COVID-19 related allowance release. As measured for purposes of the annual incentive plan calculation, this negative discretion resulted in achievement of $728.1 million compared to the full-year target of $720.0 million and an annual incentive plan payout ratio of 112.5% on the financial component.

2021 Strategic Goals and Results (weighted 10%)
We understand that a culture of rich inclusion and diversity enhances our performance and ability to serve our customers. Consistent with this understanding, the Committee approved a shared strategic goal centered on increasing the representation of racial and ethnic diversity at Vice President level and above among our U.S. based leadership population for the CEO and his leadership team. The Committee set the percentage increase target at 20% more than the December 31, 2020 baseline and 26% for maximum payout level. Achievement was assessed at the end of 2021 and the maximum level was achieved with a 44% increase over the baseline.

Overall Payout Results for 2021
Based on achievement against financial performance metrics of 112.5% as well as maximum achievement on the shared strategic goal, a total payout of 116.3% of target annual incentive plan opportunity was achieved for the executive officers.

The Committee reviewed the consolidated financial performance described above together with Mr. Brown's individual performance and determined that he should receive a 2021 annual incentive compensation award at 116.3% of his target annual incentive award opportunity. No adjustments were made for individual performance.

Likewise, management reviewed the consolidated results described above together with the individual performance of Mr. Hug, Mr. Richards and Mr. Brodsky and recommended to the Committee that they receive a 2021 annual incentive compensation award at 116.3% of their respective target annual incentive award opportunities. No adjustments were made for individual performance.

Based on his role as Chief Sales and Marketing Officer, Mr. Myers’ annual incentive award under our annual compensation program accounts for 50% of his annual cash bonus opportunity while his sales incentive cash bonus accounts for the remaining 50% of his cash bonus opportunity. Management reviewed the consolidated results described above together with Mr. Myers’ individual performance and recommended to the Committee that he receive a 2021 annual incentive compensation award at 116.3% of target for the portion of his annual incentive compensation attributable to our annual incentive compensation program. No adjustments were made for individual performance. The 2021 sales incentive plan paid out at 112% of target level measured against targets for Net Operating Income and Revenue for Wyndham Destinations North America. Due to the continuing impact of the global pandemic on leisure travel, the sales incentive plan operated with monthly revenue sales targets for January to June. In July the plan returned to the pre-COVID-19 year-to-date design with Net Operating Income and Revenue targets set for the six-month period of July to December.

The Non-Equity Incentive Plan columns of the Summary Compensation Table list the annual incentive compensation we paid our named executive officers for 2021.

In 2022 as the recovery from COVID-19 continues, management recommended and the Committee approved an annual incentive plan design with a single full-year performance period as further described in "Compensation Actions for 2022".

Long-Term Incentive Compensation
Consistent with our Total Compensation Strategy, we provide our named executive officers with long-term incentive compensation to drive stock price appreciation, to reward long-term business plan delivery aligned with shareholder interests and to promote executive retention. Accordingly, our long-term incentive compensation for our named executive officers generally focuses on aligning their interests with those of shareholders, achieving competitiveness with the external market, rewarding key talent contributions and retention. Long-term incentive compensation awards are granted under our 2006 Equity and Incentive Plan, as amended and restated. Our compensation consultant and the Committee periodically review our plan design to confirm its consistency with our peers with respect to items such as long-term incentive mix prevalence and vesting provisions.

As a general matter, management annually recommends to the Committee an aggregate budget available for long-term incentive compensation. Long-term incentive compensation is recommended by management (other than for our CEO) and granted by the Committee to the named executive officers based on individual performance review, scope of responsibility and future potential. Elements of individual performance considered by the Committee in such review include consolidated or business unit results of operations, achievement of strategic objectives and demonstrated leadership.

Interim Approach to 2021 Long-Term Incentive Awards. In March, the Committee believed attracting and retaining high- performing senior management was particularly important to our success in the context of both the uncertain and often volatile environment caused by the continuing impact of the COVID-19 pandemic and the planned expansion of our business under the new umbrella of Travel + Leisure Co. In response and considering we operate in a highly competitive industry with few large publicly traded players and where our major competitors for talent are also based in the same geographic area, the Committee determined it was appropriate, for 2021, to adjust the mix of LTIP awards made to our named executive officers. This approach was anticipated to be temporary and intended to create stability and focus our named executive officers on the long-term growth of our business. In March 2021, our CEO was awarded target LTIP consisting of 70% time-vesting RSUs and 30% non-qualified stock options. Our other named executive officers were awarded target LTIP consisting of 100% time-vesting RSUs. Effective with the 2022 fiscal year, the Committee returned to a normalized design of equity-based compensation with 50% of target LTIP awarded to our CEO in the form of PSUs. These PSUs are structured such that 100% of target PSUs vest upon achievement of target performance, as outlined further in "Compensation Actions for 2022".

The Committee believes in creating a high-performance environment that aligns performance with the interests of our shareholders. To motivate our executives to accelerate growth during the simultaneous post-COVID-19 ramp up and planned expansion of our business under the Travel + Leisure Co. umbrella, the Committee awarded 2021 PSUs in the form of an LTIP Modifier. Our CEO was granted an award in the form of additional LTIP Modifier PSUs (Modifier PSUs) that provide the opportunity to earn up to an additional 50% of his target LTIP award. Our other named executive officers were awarded Modifier PSUs that provide the opportunity to earn up to an additional 25% of their respective target LTIP awards. These are maximum award levels and as such, the vesting of these PSUs is contingent on achieving a stretch goal that requires premium performance in excess of target based on adjusted EPS achieved in the third year of a three-year performance period. No portion of these Modifier PSUs will vest for performance achievement at or below the adjusted EPS target. There is no grant date fair value attributed to these awards because no PSUs vest for performance achievement at target (i.e., probable outcome).

2021 LTIP Modifier Illustration
Range of possible achievement levels to be earned for premium performance in excess of target

Executive	Additional LTIP PSU Modifier - # of PSUs
% of Target Performance Achieved	100% Target Performance	105% Target Performance	Maximum - 110% of Target Performance
Michael D. Brown	0	30,254	60,508
Michael A. Hug	0	4,555	9,110
Geoff Richards	0	4,237	8,474
Jeffrey Myers	0	4,237	8,474
Noah Brodsky	0	3,326	6,652
Achievement between target performance and maximum performance (110% of target performance) is interpolated.

Management and the Committee believe that adjusted EPS is a sound profitability measure that is complementary to our short- term incentive performance metric, adjusted EBITDA, and a strong indicator of the value we return to shareholders. Historically we have used cumulative adjusted EPS over the three-year performance period. In March 2021, the Committee took into consideration the continuing uncertainty related to the global pandemic and the challenge of setting targets in the near term. In response, the Committee set an adjusted EPS target measured only for the third year of the three-year performance period to motivate accelerated growth levels and incentivize long-term performance. We generally do not disclose forward-looking goals before the close of the performance period as such details constitute competitively sensitive information. We intend to disclose these 2021 PSU Modifier goals following the end of the three-year performance period, at which time achievement against performance goals will be determined.

LTIP Performance Stock Units Awarded in 2019
In 2019 the Committee approved LTIP Awards to executive officers including a portion of target award in the form of PSUs to be earned based on a cumulative adjusted EPS target of $17.06 for the performance period 2019 – 2021. For PSUs granted to our CEO and CFO, the Committee incorporated an additional performance metric based on average ROIC target of 21.5% over the performance period 2019 - 2021. No adjustments have been made to the pre-pandemic financial targets for PSUs awarded in 2019 and 2020. As a result of the substantial adverse COVID-19 impact on business performance, the minimum thresholds for vesting were not met. The 2019 PSU awards were not modified or adjusted to account for the substantial adverse COVID-19 impact and will expire with no distribution of shares to any participant.

Financial Targets for 2019 PSU Awards covering performance period 2019 - 2021

Financial Targets	Minimum Threshold For 25% vesting below which no vesting occurs	Target Achievement for 100% Vesting	Maximum Achievement For 200% vesting above which no additional vesting occurs	Actual Achievement
Cumulative adjusted EPS	$16.21	$17.06	$17.94	$5.92
Average ROIC	20.5%	21.5%	22.5%	19.2%

Shareholder Outreach
We have continued our shareholder outreach program to seek feedback on our governance and executive compensation practices. For our 2022 executive compensation program, in 2021 members of management reached out to our 10 largest shareholders representing 45% of our total outstanding shares. Of these shareholders, three accepted our invitation for a meeting. During these meetings we highlighted key elements of our executive compensation program and ESG initiatives. The queries from shareholders centered primarily around board and management oversight of ESG matters, including diversity, equity and inclusion. Based on the high level of support we received from shareholders in the 2021 advisory vote on executive compensation and our shareholder outreach efforts, we believe there was general support for our executive compensation program and for our intended return in 2022 to design elements aligned with our pre-COVID-19 program.

Compensation Actions for 2022
Early in March 2022 the Committee took several actions with respect to our executive compensation program, consistent with a return to more normal operations as the impact from COVID-19 significantly lessened and to support a high performance environment focused on accelerating growth through both our strong foundation and business extensions:
•2022 Annual Incentive Plan: With the return to more normalized operations as the recovery from COVID-19 continues, the 2022 Annual Incentive Plan has returned to a full-year annual plan measured against corporate and business unit adjusted EBITDA targets (weighted 90%) and a strategic goal component (weighted 10%) for the CEO and senior leadership team reporting directly to the CEO. Strategic goal components approved by the Committee for the named executive officers are based on the following strategic priority areas: Mr. Brown - Racial and ethnic diversity improvement at the Vice President and above level in the U.S.; Mr. Hug - General and administrative overhead cost management; Mr. Richards and Mr. Myers - Wyndham Destinations North American vacation ownership contract receivables gross portfolio growth.

•2022 Long-Term Incentive Plan Awards: As anticipated for 2022, the Committee approved an LTIP award for our CEO generally aligned with the pre-pandemic executive compensation program design where a portion of target LTIP is in the form of PSUs which are structured such that 100% of target PSUs vest upon achievement of target performance. The 2022 target LTIP Award for our CEO is comprised 50% PSUs and 50% time-vesting RSUs. The other named executive officer awards are comprised of 75% time-vesting RSUs and 25% PSUs. PSUs are to be earned based on a three-year cumulative adjusted EPS financial metric for the performance period 2022 to 2024.

•2022 CEO At-Risk Pay Mix: On March 1, 2022 the Committee sought to increase the portion of CEO pay contingent upon achievement of performance metrics and increased our CEO's target annual cash incentive to 175% of base salary from 150%. The Committee approved an annual target total direct compensation package for our CEO consisting of the following ongoing elements: base salary (11%), target annual cash incentive award (20%) and target long-term incentive award (69%). His annual target long-term incentive awards include a mix of 50% PSUs and 50% time-vesting RSUs. Of our CEO's target annual total direct compensation for 2022, 89% is variable and at-risk in the form of annual cash incentive and long-term incentive awards and 54% is contingent upon performance metrics in the form of annual cash incentive and PSUs.

•Executive Officer Stock Ownership Guidelines: To align further the interests of executive officers with the interests of our shareholders, the Committee determined that the current stock ownership guidelines should be increased to the following multiples: CEO: 5x base salary, CFO: 3x base salary, and all other executive officers to 2x base salary. These guidelines apply to the CEO and all senior officers who report directly to the CEO.

Perquisites
We provide our named executive officers with perquisites that management and the Committee believe are reasonable, competitive and consistent with our Total Compensation Strategy. Management and the Committee believe that our perquisites help us to retain highly talented managers and allow them to operate more effectively.

In February 2021, the Committee approved perquisites for the named executive officers including a leased automobile and financial planning services. For certain perquisites, the named executive officers other than Mr. Brown receive a tax gross-up, which means they receive additional compensation to reimburse them for the amount of taxes owed on the compensation imputed for the perquisite. Mr. Brown does not receive any tax gross-up on perquisites. In March 2021, the Committee approved personal use of Company-provided non-commercial aircraft for Mr. Brown. The Compensation Committee believes that it is in the best interests of the Company from productivity and safety perspectives that the CEO be eligible to use Company provided non-commercial aircraft for personal use. Personal use of non-commercial aircraft will be limited to 20 hours per calendar year for the CEO.

The 2021 All Other Compensation Table lists compensation attributable to perquisites provided to the named executive officers for 2021.

Deferred Compensation Plans
Officer Deferred Compensation Plan. Our nonqualified officer deferred compensation plan permits named executive officers to defer base salary and annual incentive compensation. We match executive contributions to the plan up to 6% of base salary, annual cash incentive compensation and annual cash sales incentive compensation.

The executive makes an irrevocable deferral election prior to the beginning of the calendar year. The executive may elect a single lump-sum payment of his or her account or may elect payments in annual installments up to ten years. The participant’s entire account balance is 100% vested. The contributions to our officer deferred compensation plan applicable to our named executive officers are listed in the Nonqualified Deferred Compensation Table.

401(k) Plan. We provide all employees, including our named executive officers, with a 401(k) plan after the initial year of service. Our 401(k) plan permits named executive officers to defer base salary, subject to applicable Internal Revenue Code dollar limits. We provide named executive officers and other participants a Company match of base salary contributed up to 6% of base salary as permitted under the plan and subject to applicable IRC dollar limits. The Company match is 100% vested.

Savings Restoration Plan. We make available to our named executive officers a savings restoration plan, which allows executives to defer compensation in excess of the amounts permitted by the Internal Revenue Code of 1986, as amended (Code), but there are no matching contributions for these deferrals. None of our named executive officers participates in our Savings Restoration Plan.

Severance Arrangements
The employment agreements and employment letters of our named executive officers provide for payments as a percentage of base salary and annual incentive compensation, as well as accelerated vesting of specified long-term equity grants, and in the case of performance-based equity awards, vesting based on performance during a specified period, if the executive’s employment is terminated without cause or, if applicable, for a constructive discharge. These payments and terms are discussed more specifically below under “Agreements with Named Executive Officers” and “Potential Payments on Termination or Change-in-Control.”

The severance terms for the named executive officers were established in connection with their employment agreements and employment letters consistent with peer group market practices. We believe these arrangements are necessary to attract and retain our executives and ensure the continuity of management. The primary focus of the severance terms is generally on the termination of employment and thus the value of these terms arises only in the context of imminent termination. The severance terms do not enhance an executive’s current income and therefore are independent of the peer group data review.

Change-in-Control Arrangements
In the event of a change-in-control of Travel + Leisure Co., the named executive officers receive cash severance payments only if their employment is terminated without cause or, if applicable, for constructive discharge following the change-in-control. Our named executive officers are not entitled to any excise tax gross-up in connection with their change-in-control arrangements. Long-term equity compensation grants made to all eligible employees, including the named executive officers, fully vest on a change-in-control. The payments and terms of our named executive officers’ change-in-control arrangements are discussed under “Agreements with Named Executive Officers” and “Potential Payments on Termination or Change-in-Control.”

The change-in-control terms concerning cash severance pay for the named executive officers established in connection with their employment agreements are generally consistent with peer group market practices. Since a potential change-in-control transaction generally results in increased shareholder value, the Committee believes that it is important to provide incentives to motivate the named executive officers to pursue and complete a potential transaction should it arise and ensure retention. Like the severance arrangements, the value of the change-in-control arrangements arises only in the context of an imminent change-in-control. The terms do not enhance the named executive officers’ current income and therefore are independent of the peer group data review.

Executive Officer Stock Ownership Guidelines
Our Executive Officer Stock Ownership Guidelines are intended to align further the interests of executive officers with the interests of shareholders. The guidelines require our named executive officers to own our common stock with a market value at least equal to the following multiples: CEO: 5x base salary, CFO: 3x base salary, and all other executive officers: 2x base salary. Named executive officers have a period of five years after first becoming an executive officer subject to the guidelines to achieve compliance with this ownership requirement. Stock ownership meeting the guidelines includes common stock and RSUs but excludes PSUs and stock options. As of December 31, 2021, all of the named executive officers exceeded these stock ownership requirements.

Policy Against Hedging and Pledging of Company Stock
Our insider trading policy contains restrictions on transactions in our securities by our Directors, executive officers and other employees who have regular access to material nonpublic information in the normal course of their duties. Under this policy, these parties are prohibited from directly or indirectly purchasing financial instruments or engaging in any derivative transactions that are designed to hedge, offset or eliminate the risk of any decrease in the market value of Travel + Leisure Co. securities. These persons are also prohibited under this policy from pledging Travel + Leisure Co. securities as collateral for personal loans, including holding Travel + Leisure Co. securities in margin accounts.

Compensation Committee Report
The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

COMPENSATION COMMITTEE
Louise F. Brady (Chair)
James E. Buckman
Denny Marie Post
Michael H. Wargotz

2021 Summary Compensation Table
The following table summarizes compensation paid to our named executive officers for 2021, 2020, and 2019.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(a)	Option Awards ($)(a)	Non-Equity Incentive Plan Compensation ($)(b)	All Other Compensation ($)(c)	Total ($)
Michael D. Brown	2021	1,155,396	—	4,999,955	2,139,990	2,021,230	303,994	10,620,565
President and Chief Executive Officer	2020 (d)	906,159	—	7,374,929	4,124,994	412,500	109,010	12,927,592
	2019	1,000,002	—	4,049,941	1,249,998	1,455,000	180,488	7,935,429
Michael A. Hug	2021	587,108	—	2,149,960	—	580,929	138,260	3,456,257
Chief Financial Officer	2020	571,906	—	2,687,407	537,493	108,281	87,899	3,992,986
	2019	550,014	—	1,549,927	499,997	400,125	120,853	3,120,916
Geoffrey Richards	2021	546,820	—	1,999,982	—	541,810	137,956	3,226,568
Chief Operating Officer, Wyndham Destinations	2020	519,916	—	2,499,964	499,994	111,563	83,158	3,714,595
	2019	500,011	—	1,499,955	499,997	333,750	112,483	2,946,196
Jeffrey Myers	2021	528,640	—	1,999,982	—	604,966	121,088	3,254,676
Chief Sales and Marketing Officer, Wyndham Destinations	2020	515,925	—	2,499,964	499,994	240,546	89,468	3,845,897
	2019	500,011	—	1,499,955	499,997	425,000	124,898	3,049,861
Noah Brodsky (e)	2021	497,319	—	1,569,990	—	492,758	121,955	2,682,022
President, Travel + Leisure Group and Chief Brand Officer	2020	423,900	—	1,499,916	299,997	80,625	72,519	2,376,957
	2019	400,005	—	749,978	249,994	291,000	374,035	2,065,012

(a)Represents the aggregate grant date fair value of equity awards computed in accordance with ASC 718. A discussion of the assumptions used in calculating the fair value of such awards may be found in Note 22 to our 2021 audited financial statements in the Form 10-K filed with the SEC on February 23, 2022. The amount in the stock awards column reflects the grant date fair value of time-vesting RSUs. No grant date fair value is attributable to the 2021 LTIP Modifier PSU Awards under ASC 718 due to the fact that no amount will be earned under these awards at target performance. The grant date fair value of 2021 LTIP Modifier PSUs granted in 2021 assuming maximum performance achievement under award terms is as follows: Mr. Brown, $3,569,972; Mr. Hug, $537,490; Mr. Richards, $499,966; Mr. Myers, $499,966; Mr. Brodsky, $392,468.
(b)For 2021, reflects annual incentive compensation for 2021, paid in 2022 and for Mr. Myers, also includes sales incentive compensation earned in 2021. The total payout for Mr. Myers under the sales incentive plan for 2021 was $297,267.
(c)See All Other Compensation Table for a description of compensation included in this column.
(d)Mr. Brown elected to forgo his base salary beginning on April 1, 2020 related to the effects of COVID-19. His base salary was reinstated May 26, 2020 aligned with the reopening of our resorts.
(e)Mr. Brodsky ceased serving in this position effective April 4, 2022.

2021 All Other Compensation Table
The All Other Compensation column in the Summary Compensation Table includes the following for 2021.

	Mr. Brown ($)	Mr. Hug ($)	Mr. Richards ($)	Mr. Myers ($)	Mr. Brodsky ($)
Company Automobile (a)	29,233	20,621	25,628	12,381	23,705
Non-commercial aircraft (b)	51,660	—	—	—	—
Financial Planning Services (c)	15,103	12,922	12,922	12,922	12,922
401(k) Company Match	17,400	17,308	17,400	15,504	17,400
Deferred Compensation Company Match	190,598	70,082	65,318	66,845	59,405
Recognition/Income Gifts (d)	—	—	300	5,774	—
Aggregate Tax Gross-Up (e)	—	17,327	16,388	7,662	8,523
Total (f)	303,994	138,260	137,956	121,088	121,955

(a)Aggregate incremental cost of automobile benefit calculated as the aggregate Company cost less any executive contribution. The amounts for Company cost include insurance and other charges and exclude tax gross-up described below. Under this program, executives have the option to purchase their vehicle at book value at the end of their lease, for which there is no aggregate incremental cost to the Company.
(b)The value shown for personal use of Company-provided (leased under timeshare or chartered) non-commercial aircraft is the aggregate incremental cost to Travel + Leisure Co. Personal use of such Company-provided aircraft reflects the full cost charged to the Company for such use. On certain occasions a spouse, family member or other guests may accompany the CEO on a flight. No additional cost was incurred by the Company in such situations. The CEO is fully responsible for all personal income taxes associated with such personal use.
(c)Amounts exclude tax gross-up described below.
(d)Mr. Richards received a service award consistent with the all-employee program, as well as a $195 tax gross-up (included in (e) below) consistent with the service awards program. Mr. Myers attended employee recognition events and these additional amounts were recognized as income related to his attendance. He did not receive tax-gross up payments for these amounts related to attendance at employee recognition events.
(e)Mr. Brown does not receive any tax-gross up on perquisites. Aggregate tax gross-up for our other named executive officers consisted of the following: Mr. Hug: automobile $13,285 and financial planning $4,042; Mr. Richards: automobile $12,151, financial planning $4,042 and service award $195; Mr. Myers: automobile $3,620 and financial planning $4,042; Mr. Brodsky: automobile $6,518 and financial planning $2,005.
(f)The value of dividends is factored into the grant date fair value of our stock awards. Accordingly, dividends paid on vesting of RSUs are not reflected in the table above.

2021 Grants of Plan-Based Awards Table
The following table summarizes grants of plan-based awards made to the named executive officers in 2021.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards (a)			All Other Stock Awards: Number of Shares of Stock or Units (#) (b)	All Other Option Awards: Number of Securities Underlying Options (#) (c)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (d) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Brown	3/3/2021							84,745			4,999,955
	3/3/2021								113,407	59.00	2,139,990
	3/3/2021				1	—	60,508				0
	(e)	434,486	1,737,945	2,606,918
Mr. Hug	3/3/2021							36,440			2,149,960
	3/3/2021				1	—	9,110				0
	(e)	124,877	499,509	749,264
Mr. Richards	3/3/2021							33,898			1,999,982
	3/3/2021				1	—	8,474				0
	(e)	116,468	465,873	698,810
Mr. Myers	3/3/2021							33,898			1,999,982
	3/3/2021				1	—	8,474				0
	(e)	198,793	529,873	927,460
Mr. Brodsky	3/3/2021							26,610			1,569,990
	3/3/2021				1	—	6,652				0
	(e)	105,924	423,696	635,544

(a)The amounts in these columns represent the range of shares that may be earned under LTIP Modifier PSU awards granted on March 3, 2021. Any shares earned under LTIP Modifier PSU awards will be determined based on the Company's achievement of premium levels of adjusted Earnings Per Share (EPS) for the third year of a three-year period (January 1, 2021 - December 31, 2023). No shares will be earned pursuant to these awards unless adjusted EPS performance exceeds target performance. LTIP Modifier PSUs have no value at target because no amount will be earned at target performance.
(b)Represents a grant of RSUs which vest ratably over a period of four years on each anniversary of March 10, 2021.
(c)Represents a grant of non-qualified stock options which vest ratably over a period of four years on each anniversary of March 10, 2021.
(d)Represents the aggregate grant date fair value of equity awards computed in accordance with ASC 718. No grant date fair value is attributable to LTIP Modifier PSU awards under ASC 718 due to the fact that no amount will be earned under these awards at target performance. A discussion of the assumptions used in calculating the fair value of such awards may be found in Note 22 to our 2021 audited financial statements in the Form 10-K filed with the SEC on February 23, 2022.
(e)Represents potential threshold, target and maximum annual incentive compensation under the 2021 annual incentive program. Amounts actually paid for 2021 are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Potential threshold, target and maximum for Mr. Myers includes amounts for annual incentive compensation and his continued participation in the sales incentive plan.

Under our 2006 Equity and Incentive Plan, as amended and restated, all grants set forth in the table fully vest on a change-in-control. Dividends paid on our common stock are paid in cash only to the extent the underlying RSUs and PSUs vest.

Outstanding Equity Awards at 2021 Fiscal Year-End Table
The following table summarizes the number of securities underlying outstanding plan awards for the named executive officers as of December 31, 2021.

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(a)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, or Units That Have Not Vested ($)(a)
		Exercisable	Unexercisable
Mr. Brown	6/1/2018	221,108	73,703 (b)	48.71	6/1/2024
	3/7/2019	69,599	69,599 (c)	44.38	3/7/2029
	3/4/2020	55,880	167,641 (d)	41.04	3/4/2030
	3/4/2020		343,406 (e)	41.04	3/4/2030
	3/3/2021		113,407 (f)	59.00	3/3/2031
	6/1/2018					12,831 (g)	709,169
	3/7/2019					8,450 (h)	467,032
	3/4/2020					17,818 (i)	984,801
	3/4/2020					60,916 (j)	3,366,827
	3/3/2021					84,745 (l)	4,683,856
	3/7/2019							— (m)	—
	3/7/2019							— (m)	—
	3/4/2020							20,193 (n)	1,116,067
	3/4/2020							3,563 (n)	196,927
	3/3/2021							20,169 (o)	1,114,741
Mr. Hug	6/1/2018	44,221	14,741 (b)	48.71	6/1/2024
	3/7/2019	27,839	27,840 (c)	44.38	3/7/2029
	3/4/2020	18,483	55,450 (d)	41.04	3/4/2030
	6/1/2018					7,699 (g)	425,524
	3/7/2019					11,266 (h)	622,672
	3/4/2020					19,645 (i)	1,085,779
	5/13/2020					48,952 (k)	2,705,577
	3/3/2021					36,440 (l)	2,014,039
	3/7/2019							— (m)	—
	3/7/2019							— (m)	—
	3/4/2020							2,783 (n)	153,816
	3/4/2020							491 (n)	27,138
	3/3/2021							3,036 (o)	167,800
Mr. Richards	6/1/2018	44,221	14,741 (b)	48.71	6/1/2024
	3/7/2019	27,839	27,840 (c)	44.38	3/7/2029
	3/4/2020	17,193	51,582 (d)	41.04	3/4/2030
	6/1/2018					7,699 (g)	425,524
	3/7/2019					11,266 (h)	622,672
	3/4/2020					18,275 (i)	1,010,059
	5/13/2020					45,537 (k)	2,516,830
	3/3/2021					33,898 (l)	1,873,542
	3/7/2019							— (m)	—
	3/4/2020							3,045 (n)	168,297
	3/3/2021							2,824 (o)	156,082

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(a)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, or Units That Have Not Vested ($)(a)
		Exercisable	Unexercisable
Mr. Myers	6/1/2018	44,221	14,741 (b)	48.71	6/1/2024
	3/7/2019	27,839	27,840 (c)	44.38	3/7/2029
	3/4/2020	17,193	51,582 (d)	41.04	3/4/2030
	6/1/2018					7,699 (g)	425,524
	3/7/2019					11,266 (h)	622,672
	3/4/2020					18,275 (i)	1,010,059
	5/13/2020					45,537 (k)	2,516,830
	3/3/2021					33,898 (l)	1,873,542
	3/7/2019							— (m)	—
	3/4/2020							3,045 (n)	168,297
	3/3/2021							2,824 (o)	156,082
Mr. Brodsky	6/1/2018	22,110	7,371 (b)	48.71	6/1/2024
	3/7/2019	13,919	13,920 (c)	44.38	3/7/2029
	3/4/2020	10,316	30,949 (d)	41.04	3/4/2030
	6/1/2018					3,850 (g)	212,790
	3/7/2019					5,633 (h)	311,336
	3/4/2020					10,965 (i)	606,036
	5/13/2020					27,322 (k)	1,510,087
	3/3/2021					26,610 (l)	1,470,735
	3/7/2019							— (m)	—
	3/4/2020							1,827 (n)	100,978
	3/3/2021							2,217 (o)	122,534

(a)Calculated using closing price of Travel + Leisure Co. common stock on the New York Stock Exchange on December 31, 2021, of $55.27.
(b)Grant of stock options, which vest ratably over a period of four years on each anniversary of June 1, 2018.
(c)Grant of stock options, which vest ratably over a period of four years on each anniversary of March 7, 2019.
(d)Grant of stock options, which vest ratably over a period of four years on each anniversary of March 10, 2020.
(e)Grant of stock options, which cliff vest after five years on March 10, 2025.
(f)Grant of stock options, which vest ratably over a period of four years on each anniversary of March 10, 2021.
(g)Grant of RSUs, which vest ratably over a period of four years on each anniversary of June 1, 2018.
(h)Grant of RSUs, which vest ratably over a period of four years on each anniversary of March 7, 2019.
(i)Grant of RSUs, which vest ratably over a period of four years on each anniversary of March 10, 2020.
(j)Grant of RSUs, which cliff vest after three years on March 10, 2023.
(k)Grant of RSUs, which cliff vest after three years on May 25, 2023.
(l)Grant of RSUs, which vest ratably over a period of four years on each anniversary of March 10, 2021.
(m)Grant of PSUs, which vest following the conclusion of a three-year performance period ending on December 31, 2021, based on cumulative adjusted EPS, and for our CEO and CFO, cumulative adjusted EPS and average ROIC, as measured against the pre-established performance tiers. Based on performance through December 31, 2021, no shares were earned.
(n)Grant of PSUs, which vest following the conclusion of a three-year performance period ending on December 31, 2022, based on cumulative adjusted EPS, and for our CEO and CFO, cumulative adjusted EPS and average ROIC, as measured against the pre-established performance tiers. Amount reported is based on performance through December 31, 2021, and represents the number of shares which may be earned for threshold performance.
(o)Grant of LTIP Modifier PSUs. Any shares earned under LTIP Modifier PSU awards will be determined based on the Company's achievement of premium levels of adjusted EPS for the third year in the three-year period (January 1, 2021 - December 31, 2023). No shares will be earned pursuant to these awards unless our adjusted EPS performance exceeds target performance. LTIP Modifier PSUs have no value at target because no amount will be earned at target performance. Amount reported reflects one-third of the named executive officer's LTIP Modifier grant, which we believe is a reasonable representation of threshold performance under the program.

2021 Option Exercises and Stock Vested Table
The following table summarizes vesting of RSUs held by the named executive officers in 2021. During 2021, no options were exercised by, and there was no vesting of PSUs held by, our named executive officers.

Name	Option Awards			Stock Awards
	Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(a)
Mr. Brown	—	—	—	3/7/2021	4,225	256,162
	—	—	—	3/10/2021	5,939	372,019
	—	—	—	6/1/2021	12,831	842,868
Mr. Hug	—	—	—	3/7/2021	5,633	341,529
	—	—	—	3/10/2021	6,548	410,167
	—	—	—	6/1/2021	7,698	505,682
Mr. Richards	—	—	—	3/7/2021	5,633	341,529
	—	—	—	3/10/2021	6,091	381,540
	—	—	—	6/1/2021	7,698	505,682
Mr. Myers	—	—	—	3/7/2021	5,633	341,529
	—	—	—	3/10/2021	6,091	381,540
	—	—	—	6/1/2021	7,698	505,682
Mr. Brodsky	—	—	—	3/7/2021	2,817	170,795
	—	—	—	3/10/2021	3,654	228,887
	—	—	—	6/1/2021	3,849	252,841

(a)Amounts reflect the number of shares vested multiplied by the closing market price per share on the vesting date of Travel + Leisure Co. common stock (or the preceding trading day if the vesting date fell on a date on which there was no trading on the New York Stock Exchange) as follows: March 7, 2021, $60.63; March 10, 2021, $62.64 and June 1, 2021, $65.69.

2021 Nonqualified Deferred Compensation Table
The following table provides information regarding 2021 nonqualified deferred compensation for the named executive officers under our Officer Deferred Compensation Plan. None of our named executive officers has a balance under our Savings Restoration Plan.

Name	Executive Contributions in 2021	Company Contributions in 2021	Aggregate Earnings in 2021	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/2021
	($)(a)	($)(b)	($)(c)	($)	($)(d)
Mr. Brown	190,598	190,598	85,041	—	742,850
Mr. Hug	70,082	70,082	264,030	78,835	1,674,918
Mr. Richards	130,636	65,318	321,869	—	2,109,951
Mr. Myers	111,409	66,845	341,990	—	2,209,904
Mr. Brodsky	59,405	59,405	43,357	—	363,899

(a)All amounts are included as 2021 compensation in the Summary Compensation Table. Includes amounts applicable to 2021 annual incentive compensation paid in 2022 and annual sales incentive compensation paid in 2021.
(b)All amounts are reported as 2021 compensation in the All Other Compensation Table. Includes amounts applicable to 2021 annual incentive compensation paid in 2022 and annual sales incentive compensation paid in 2021.
(c)Represents gains or losses in 2021 on investment of aggregate balance.
(d)Salary, annual incentive compensation and annual sales incentive compensation deferred under the Officer Deferred Compensation Plan, as well as Company contributions, are reported as compensation in the Summary Compensation Table for the respective year in which the salary or annual incentive compensation was paid or earned. As a result, this column includes amounts that have been reported as compensation in the Summary Compensation Table in previously filed proxy statements for those named executive officers who have previously served as named executive officers. This column reflects the ending balance posted to named executive officer accounts at December 31, 2021 and does not include 2021 annual incentive compensation earned in 2021 but paid in 2022.

Our Officer Deferred Compensation Plan is described in the Compensation Discussion and Analysis. The aggregate balances of the named executive officers are invested based on the executive’s investment election made at the time of enrollment. Executives may change their investment elections during the year. For 2021, we offered a choice of investment options including money market, debt, equity and lifecycle funds.

Agreements with Named Executive Officers
The following describes our employment, termination and related arrangements with our named executive officers. Additional information regarding the termination arrangements of our named executive officers can be found under "Potential Payments on Termination or Change-in-Control."

Mr. Brown
Employment Agreement. We entered into an amended and restated employment agreement with Michael Brown, our CEO, dated June 1, 2021 which extended the term of his employment with the Company for a period of three years until May 31, 2024.

Mr. Brown’s agreement provides for a minimum base salary of $1.2 million, and an annual incentive compensation opportunity with a target amount equal to 150% of his base salary subject to meeting performance goals. Mr. Brown is also eligible for grants of long-term incentive compensation as determined by the Compensation Committee and employee benefits and perquisites generally available to our senior executive officers. Mr. Brown's agreement provides for up to 20 hours per calendar year of personal use of an aircraft made available by the Company, subject to such terms and conditions determined by the Committee during the period of employment.

Mr. Brown’s agreement provides that if his employment during the term of employment is terminated without cause or due to a constructive discharge, he will be entitled to a lump sum payment equal to 299% of the sum of (a) his then base salary, plus (b) an amount equal to the highest annual incentive award paid to him with respect to the three fiscal years immediately preceding such termination (but in no event exceeding his then target annual incentive award). In addition, all time-based equity awards (including stock options, stock appreciation rights, and RSUs) which would have otherwise vested within 1 year following such employment termination, will vest upon such termination, and any performance-based equity awards (excluding stock options and stock appreciation rights) will vest and be paid on a pro rata basis (to the extent that the performance goals applicable to such award are achieved), with such proration to be determined based upon the portion of the full performance period during which he was employed plus 12 months, with payment of such performance-based awards to occur at the time such awards are paid to employees generally. The foregoing provisions relating to such equity awards will not supersede or replace any provision or right of the executive relating to the acceleration of the vesting of such awards in the event of a change in control or upon his death or disability. He will also be entitled to a 2 year post termination exercise period for any outstanding vested stock appreciation rights and options (but not beyond the original expiration date). He will also be entitled to elect medical, dental and vision benefits coverage under COBRA and, if he elects such coverage, the Company will reimburse him for the costs of such continuing health coverage under COBRA until the earlier of (x) 18 months from the coverage commencement date or (y) the date he becomes eligible for health and medical benefits from a subsequent employer.

Under his employment agreement, Mr. Brown has agreed to be subject to various restrictive covenants. Mr. Brown’s entitlement to the foregoing severance payments and benefits is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

Mr. Hug
Employment Agreement. We entered into an amended and restated employment agreement with Michael Hug, our CFO, dated June 1, 2021, which extended the term of his employment with the Company for a period of three years until May 31, 2024.

Mr. Hug’s agreement provides for a minimum base salary of $594,825 and an annual incentive compensation opportunity with a target amount equal to 85% of his base salary subject to meeting performance goals. Mr. Hug is also eligible for grants of long-term incentive compensation as determined by the Compensation Committee and employee benefits and perquisites generally available to our senior executive officers.

Mr. Hug’s agreement provides that if his employment during the term of employment is terminated without cause or due to a constructive discharge, he will be entitled to a lump sum payment equal to 200% of the sum of (a) his then base salary, plus (b) an amount equal to the highest annual incentive award paid to him with respect to the three fiscal years immediately preceding such termination (but in no event exceeding his then target annual incentive award). In addition, all time-based equity awards (including stock options, stock appreciation rights, and RSUs) which would have otherwise vested within 1 year following such employment termination, will vest upon such termination, and any performance-based equity awards (excluding stock options and stock appreciation rights) will vest and be paid on a pro rata basis (to the extent that the performance goals applicable to such award are achieved), with such proration to be determined based upon the portion of the full performance period during which he was employed plus 12 months, with payment of such performance-based awards to occur at the time such awards are paid to employees generally. The foregoing provisions relating to such equity awards will not supersede or replace any provision or right of the executive relating to the acceleration of the vesting of such awards in the event of a change in control or upon his death or disability. He will also be entitled to a 2 year post termination exercise period for any outstanding vested stock appreciation rights and options (but not beyond the original expiration date). He will also be entitled to elect medical, dental and vision benefits coverage under COBRA and, if he elects such coverage, the Company will reimburse him for the costs of such continuing health coverage under COBRA until the earlier of (x) 18 months from the coverage commencement date or (y) the date he becomes eligible for health and medical benefits from a subsequent employer.

Under his employment agreement Mr. Hug has agreed to be subject to various restrictive covenants. Mr. Hug’s entitlement to the foregoing severance payments and benefits is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

Mr. Richards
Employment Letter. In May 2018, we entered into an employment letter with Mr. Richards with an effective date of June 1, 2018. Mr. Richards’ employment letter initially provides for a base salary of $500,000, annual incentive compensation with a target amount equal to 75% of his base salary subject to meeting performance goals, grants of equity incentive compensation as determined by the Committee and employee benefits and perquisites generally available to our executive officers.

Mr. Richards’ employment letter provides that if his employment is terminated by the Company other than for cause, but not including termination due to death or disability, he will be entitled to a lump sum payment equal to 200% of the sum of his then current base salary plus the highest annual incentive compensation award paid to Mr. Richards with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed his then target incentive compensation award). In addition, if he elects to continue health plan coverage in accordance with COBRA, the Company will reimburse him for the costs associated with continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for coverage from a subsequent employer.

In the event of a termination by the Company other than for cause, but not including termination due to death or disability, all of Mr. Richards’ then outstanding time-based equity awards that would otherwise vest within the one year following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then outstanding performance-based equity incentive awards would vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based upon the portion of the performance period during which Mr. Richards was employed by the Company plus twelve months. The provisions of the employment letter relating to equity awards will not supersede or replace any provision or right of Mr. Richards relating to the acceleration of the vesting of such awards in the event of a change in control or death or disability.

Mr. Richards’ entitlement to the foregoing severance payments is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

Mr. Myers
Employment Letter. In May 2018, we entered into an employment letter with Mr. Myers with an effective date of June 1, 2018. Mr. Myers’ employment letter initially provides for a base salary of $500,000, annual incentive compensation with a target amount equal to 50% of his base salary subject to meeting performance goals, grants of equity incentive compensation as determined by the Committee, continued participation in the Sales & Marketing Leadership Incentive Plan with a target award of $250,000 from the effective date as approved by the Committee and employee benefits and perquisites generally available to our executive officers.

Mr. Myers’ employment letter provides that if his employment is terminated by the Company other than for cause, but not including termination due to death or disability, he will be entitled to a lump sum payment equal to 200% of the sum of his then current base salary plus the highest annual incentive compensation award paid to Mr. Myers with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed his then target incentive compensation award). In addition, if he elects to continue health plan coverage in accordance with COBRA, the Company will reimburse him for the costs associated with continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for coverage from a subsequent employer.

In the event of a termination by the Company other than for cause, but not including termination due to death or disability, all of Mr. Myers’ then outstanding time-based equity awards that would otherwise vest within the one year following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then outstanding performance-based equity incentive awards would vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based upon the portion of the performance period during which Mr. Myers was employed by the Company plus twelve months. The provisions of the employment letter relating to equity awards will not supersede or replace any provision or right of Mr. Myers relating to the acceleration of the vesting of such awards in the event of a change in control or death or disability.

Mr. Myers’ entitlement to the foregoing severance payments is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

Mr. Brodsky
Employment Letter. In May 2018, we entered into an employment letter with Mr. Brodsky with an effective date of June 1, 2018. Mr. Brodsky’s employment letter initially provided for a base salary of $400,000, annual incentive compensation with a target amount equal to 75% of his base salary subject to meeting performance goals, grants of long-term incentive compensation as determined by the Committee and employee benefits and perquisites generally available to our executive officers.

Mr. Brodsky ceased serving as an executive officer on April 4, 2022. He will continue to be employed by the Company in a non-executive capacity to assist as requested with the transition of his duties until July 1, 2022. It is expected that Mr. Brodsky will enter into a separation and release agreement with the Company providing for severance payments consistent with the terms of his employment letter as summarized below.

Mr. Brodsky’s employment letter provides that upon his termination of employment by the Company other than for cause, but not including termination due to death or disability, he will be entitled to a lump sum payment equal to 200% of the sum of his then current base salary plus the highest annual incentive compensation award paid to Mr. Brodsky with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed his then target incentive compensation award). In addition, if he elects to continue health plan coverage in accordance with COBRA, the Company will reimburse him for the costs associated with continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for coverage from a subsequent employer.

Additionally, upon his termination by the Company other than for cause, all of Mr. Brodsky's then outstanding time-based equity awards that would otherwise vest within the one year following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then outstanding performance-based long-term incentive awards would vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based upon the portion of the performance period during which Mr. Brodsky was employed by the Company plus twelve months.

Mr. Brodsky's entitlement to the foregoing severance payments is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

Potential Payments on Termination or Change-in-Control
The following table describes the potential payments and benefits to which the named executive officers who served during 2021 would be entitled upon termination of employment or change-in-control. The payments described in the table are based on the assumption that the termination of employment or change-in-control occurred on December 31, 2021.

Name	Termination Event	Cash Severance ($)	Continuation of Medical Benefits ($)(a)	Acceleration of Equity Awards ($)	Total Termination Payments ($)
Mr. Brown	Voluntary Retirement, Resignation or Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	31,431,494 (b)	31,431,494
	Termination without Cause or Constructive Discharge	7,938,450	51,285	6,154,945 (c)	14,144,680
	Qualifying Termination Following Change-in-Control	7,938,450	51,285	31,431,494 (b)	39,421,229
Mr. Hug	Voluntary Retirement, Resignation or Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	9,954,756 (b)	9,954,756
	Termination without Cause or Constructive Discharge	1,989,900	51,285	2,406,291 (c)	4,447,476
	Qualifying Termination Following Change-in-Control	1,989,900	51,285	9,954,756 (b)	11,995,941
Mr. Richards	Voluntary Retirement, Resignation or Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	9,346,902 (b)	9,346,902
	Termination without Cause	1,796,250	50,588	2,307,144 (c)	4,153,982
	Qualifying Termination Following Change-in-Control	1,796,250	50,588	9,346,902 (b)	11,193,740
Mr. Myers	Voluntary Retirement, Resignation or Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	9,346,902 (b)	9,346,902
	Termination without Cause	1,516,200	51,285	2,307,144 (c)	3,874,629
	Qualifying Termination Following Change-in-Control	1,516,200	51,285	9,346,902 (b)	10,914,387
Mr. Brodsky	Voluntary Retirement, Resignation or Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	5,834,291 (b)	5,834,291
	Termination without Cause	1,582,000	50,588	1,391,600 (c)	3,024,188
	Qualifying Termination Following Change-in-Control	1,582,000	50,588	5,834,291 (b)	7,466,879

(a)Represents 18 months of reimbursement for continued health plan coverage in accordance with COBRA if elected by the executive officer.
(b)Upon a change-in-control, death or disability, all grants made under our 2006 Equity and Incentive Plan, as amended and restated, fully vest and any performance conditions imposed with respect to PSU awards are deemed to be fully achieved at target, and with respect to LTIP Modifier PSUs granted March 3, 3021 are deemed to be fully achieved at maximum, whether or not in the case of change-in-control, executive’s employment is terminated. Equity acceleration value was calculated using the closing price of our common stock on the New York Stock Exchange on December 31, 2021, of $55.27.

(c)For termination without cause, no amount is reflected with respect to PSUs granted March 7, 2019 since no shares were earned under these awards. For PSUs granted March 4, 2020, the amount reflects the number of shares that may be earned at threshold performance based on performance through December 31, 2021. LTIP Modifier PSUs granted March 3, 2021 provide incremental upside opportunity if premium performance above target is achieved. Amount reported reflects one-third of the named executive officer's LTIP Modifier grant, which we believe is a reasonable representation of threshold performance under the program. Any payout of PSUs upon a termination without cause is subject to actual achievement against performance targets and will be determined when vesting occurs for other participants. Equity value was calculated using the closing price of our common stock on the New York Stock Exchange on December 31, 2021, of $55.27.

Accrued Pay. The amounts shown in the table above do not include payments and benefits, including accrued salary and annual incentive compensation, to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.

Deferred Compensation. The amounts shown in the table do not include distributions of aggregate balances under the Officer Deferred Compensation Plan. Those amounts are shown in the Nonqualified Deferred Compensation Table.

Covered Terminations. The table assumes a termination of employment that is eligible for severance or other benefits under the terms of the named executive officers’ employment agreement or employment letter and our 2006 Equity and Incentive Plan.
•Subject to the terms of the executive’s agreement or employment letter, a termination of an executive officer is generally for cause if it is for any of the following reasons: the executive’s willful failure to substantially perform his duties as our employee (other than any such failure resulting from incapacity due to physical or mental illness); any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against us or the executive’s conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal); the executive’s gross negligence in the performance of his duties; or the executive purposefully or negligently makes (or has been found to have made) a false certification to us pertaining to our financial statements.
•Under the employment agreements of Mr. Brown and Mr. Hug, a constructive discharge means the occurrence of any material breach by us of the terms of the executive’s employment agreement; any material reduction in base salary or target award opportunity under our annual incentive plan; any material diminution in the executive’s authority, duties or responsibilities; a required relocation of over fifty miles; or our decision not to offer to renew his employment agreement on substantially similar terms prior to the end of the executive’s period of employment (as may be extended from time to time).
•A without cause termination occurs if the executive’s employment is terminated other than due to death, disability or termination for cause.

Acceleration of Equity Awards. Upon a change-in-control as defined in our 2006 Equity and Incentive Plan, grants made to all eligible employees, including the named executive officers, under the plan fully vest and any performance conditions imposed with respect to PSU awards are deemed to be fully achieved at target and for LTIP Modifier PSUs are deemed to be fully achieved at maximum. Under the individual agreements for awards, all awards fully vest on the death or disability of the named executive officer with performance contingent awards vesting at target. The table does not reflect a reduction in shares that would be withheld for taxes on vesting.

Under our 2006 Equity and Incentive Plan, as amended and restated, a change-in-control generally means any person or persons (other than us, any fiduciary holding securities under a company employee benefit plan or any of our subsidiaries) becomes the beneficial owner of 30 percent or more of our outstanding voting shares, a merger of Travel + Leisure Co. or any of our subsidiaries is consummated with another company, consummation of a plan of liquidation of the Company or at least 40 percent of our assets are sold (and following each of the foregoing events, a majority of our pre-change-in-control Board does not constitute a majority of the surviving or purchasing entity’s board); or individuals who presently make up our Board or who become members of our Board with the approval of at least two-thirds of our existing Board (other than a new Director who assumes office in connection with an actual or threatened election contest) cease to be at least a majority of the Board.

Payments Upon Change-in-Control Alone. For our named executive officers, severance payments in connection with a change-in-control are made only if the executive suffers a covered termination of employment. The table assumes that the employment of these executives was terminated on a change-in-control as a constructive discharge, as applicable, or termination without cause. Grants made under our 2006 Equity and Incentive Plan fully vest on a change-in-control whether or not the executive’s employment is terminated.

2021 Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. For purposes of determining our pay ratio for 2021, the median of the annual total compensation of all employees of our Company (other than our CEO) was $43,088 and the annual total compensation of our CEO was $10,637,257. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees for 2021 was 247 to 1. This pay ratio disclosure is a reasonable estimate calculated in a manner consistent with SEC rules and guidance.

For 2021 we used the same median employee identified in 2020 as permitted by the SEC's rules. Other than the typical annual adjustments such as minimum wage increases, market adjustments and merit increases, our Company reasonably believes that there has been no change in our employee population or employee compensation arrangements in 2021 that would result in significant change in our pay ratio disclosure. To identify the median of the annual total compensation of all our employees, we used the following methodology:
•We determined that, as of December 31, 2021, our employee population, including our full-time, part-time and temporary employees, consisted of 16,837 individuals (excluding our CEO), with 13,272 of these individuals located in the U.S. and 3,565 located outside of the U.S. Under SEC rules which provide an exemption for a de minimis number of employees located outside of the U.S., we excluded a total of 7241 non-U.S. employees from this employee population. For purposes of determining our pay ratio, our designated employee population included a total of 16,113 employees, including 13,272 U.S. employees and 2,841 non-U.S. employees.
•To identify the median employee, we compared the amount of annual base salary, overtime, cash incentive awards and bonus compensation for each employee in the designated employee population. We did not annualize the compensation of any of our employees hired or on leave during the calendar year. This compensation measure was consistently applied to all such employees.

Once we identified our median employee, we combined all of the elements of such employee's compensation for 2021 in accordance with the reporting requirements used for the Summary Compensation Table plus the value attributable to health benefits provided under our non-discriminatory benefit plans, resulting in the annual total compensation amount reported above. With respect to the annual total compensation of our CEO, we used the amount reported in the Total column in the 2021 Summary Compensation Table plus the value attributable to health benefits provided under our non-discriminatory benefit plans.2
___________________________________________________________________________________________
1.We excluded the following number of employees from each of each of the following countries: 1 from Italy, 2 from Argentina; 3 from Columbia; 3 from Turkey; 5 from Spain; 6 from Greece, 10 from Egypt; 13 from Finland; 15 from Brazil; 19 from Portugal; 26 from China; 30 from Indonesia; 42 from New Zealand; 50 from Thailand; 76 from Singapore; 81 from South Africa; 85 from Ireland; 102 from India; and 155 from Japan.
2.As permitted by SEC rules, the amount attributable to these health benefits ($16,692) is not included in our CEO's total compensation reported above in the 2021 Summary Compensation Table.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee selected Deloitte & Touche LLP (Deloitte) as our independent registered public accounting firm to conduct an integrated audit of our consolidated financial statements and internal control over financial reporting for the year ending December 31, 2022. The Board seeks an indication from shareholders of their approval or disapproval of the Audit Committee’s appointment of Deloitte as the independent registered public accounting firm (auditor) for 2022. The Audit Committee will consider the outcome of our shareholders’ vote in connection with the selection of our auditor but is not bound by the vote. If the appointment is not ratified, the Audit Committee will consider whether a different independent auditor should be selected.

Deloitte served as our auditor for 2021. No relationship exists between Deloitte and us other than the usual relationship between auditor and client. Representatives of Deloitte will be present at the Annual Meeting and available to respond to appropriate questions and will have the opportunity to make a statement if such representatives desire to do so.

Disclosure About Fees
The following table presents fees for professional audit services billed or incurred by Deloitte for the integrated audit of our financial statements and internal control over financial reporting for the years ended December 31, 2021 and 2020 as well as fees billed for other services rendered by Deloitte during those periods.

Type of Fees	2021	2020
Audit Fees	$6,733,477	$6,936,911
Audit-Related Fees	$947,467	$1,542,912
Tax Fees	$1,768,640	$2,144,214
All Other Fees	$—	$—
Total	$9,449,584	$10,624,037

In accordance with the SEC’s definitions and rules, Audit Fees represent fees billed for the integrated audit of our annual financial statements and internal control over financial reporting included in our Form 10-K for 2021 and 2020, review of interim financial statements included in our Form 10-Q for the quarters ended March 31, June 30, and September 30, 2021 and 2020, respectively, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

Audit-Related Fees represent fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including due diligence services related to acquisitions and dispositions.

Tax Fees consist of $880,675 and $1,194,683 for fiscal years 2021 and 2020 in fees billed for tax advice and tax planning, including due diligence related to dispositions and acquisitions, and $887,965 and $949,531 for fiscal years 2021 and 2020 in fees for tax compliance which may include the preparation of tax returns, tax refund claims and tax payment planning.

Pre-Approval of Audit and Non-Audit Services
Under the Audit Committee charter, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services to be performed for us by our auditor. The Audit Committee maintains a policy regarding pre-approval of all audit and non-audit services provided by our auditor. Under the policy, the Audit Committee pre-approves on an annual basis certain audit, audit-related, tax and other services to be provided by our auditor. On an ongoing basis, management communicates specific projects and categories of service relating to audit, audit-related, tax and other services for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the auditor.

The Audit Committee discusses with Deloitte the nature of the services being performed as well as considerations with respect to the independence of Deloitte. On a quarterly basis, management and Deloitte report to the Audit Committee regarding the actual fees incurred for all services provided by the auditor. For 2021, all of the audit, audit-related, and tax fees listed in the table above were pre-approved by the Audit Committee pursuant to the Audit Committee's pre-approval policy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT COMMITTEE REPORT
The Audit Committee appoints, compensates and oversees the services performed by Travel + Leisure Co.’s independent registered public accounting firm. Management is responsible for Travel + Leisure Co.’s financial reporting process including our system of internal controls and for the preparation of consolidated financial statements in compliance with generally accepted accounting principles, applicable laws and regulations. In addition, management is responsible for establishing, maintaining and assessing the effectiveness of Travel + Leisure Co.’s internal control over financial reporting. Deloitte & Touche LLP (Deloitte), Travel + Leisure Co.’s independent registered public accounting firm, is responsible for expressing an opinion on Travel + Leisure Co.’s consolidated financial statements and the effectiveness of Travel + Leisure Co.’s internal control over financial reporting. The Audit Committee reviewed and discussed Travel + Leisure Co.’s 2021 Annual Report on Form 10-K, including the audited consolidated financial statements of Travel + Leisure Co. for the year ended December 31, 2021, with management and Deloitte. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures.

The Audit Committee also discussed with Deloitte matters required to be discussed by applicable standards and rules of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee also received the written disclosures and the letter from Deloitte required by applicable standards and rules of the PCAOB including those required by Auditing Standard No. 1301, Communications with Audit Committees, and the SEC regarding Deloitte’s communications with the Audit Committee concerning independence, and discussed with Deloitte its independence.

The Audit Committee also considered whether the permissible non-audit services provided by Deloitte to Travel + Leisure Co. are compatible with Deloitte maintaining its independence. The Audit Committee satisfied itself as to the independence of Deloitte. Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Travel + Leisure Co.’s Annual Report on Form 10-K for the year ended December 31, 2021.

AUDIT COMMITTEE
Ronald L. Rickles (Chair)
Louise F. Brady
George Herrera
Michael H. Wargotz

OWNERSHIP OF COMPANY STOCK
The following table describes the beneficial ownership of our common stock for the following persons as of December 31, 2021: each executive officer named in the Summary Compensation Table below, each Director, each person who to our knowledge beneficially owns in excess of 5% of our common stock and all of our Directors and executive officers as a group. The percentages are based on 85,886,507 shares of our common stock outstanding as of December 31, 2021. The principal address for each Director and executive officer of Travel + Leisure Co. is 6277 Sea Harbor Drive, Orlando, Florida 32821.

Name	Number of Shares		% of Class
BlackRock, Inc.	9,087,123	(a)	10.58%
The Vanguard Group	8,662,089	(b)	10.09%
Invesco Ltd.	5,420,673	(c)	6.31%
Louise F. Brady	34,499	(d)(e)	*
Noah Brodsky	59,196	(d)(f)	*
Michael D. Brown	449,823	(d)(f)	*
James E. Buckman	89,998	(d)(e)(g)	*
George Herrera	38,564	(d)(e)	*
Stephen P. Holmes	456,799	(d)(e)	*
Michael A. Hug	132,379	(d)(f)	*
Lucinda Martinez	284	(d)(e)	*
Jeffrey Myers	140,394	(d)(f)	*
Denny Marie Post	17,241	(d)(e)	*
Geoffrey Richards	143,134	(d)(f)	*
Ronald L. Rickles	16,372	(d)(e)	*
Michael H. Wargotz	85,681	(d)(e)	*
All Directors and executive officers as a group (17 persons)	1,795,380	(h)	2.07%

* Amount represents less than 1% of outstanding common stock.
(a)We have been informed by Amendment No. 1 to a report on Schedule 13G filed with the SEC on February 09, 2022, by BlackRock, Inc. (BlackRock) that BlackRock beneficially owns 9,087,123 shares of our common stock with sole voting power over 8,254,584 shares, shared voting power over no shares, sole dispositive power over 9,087,123 shares and shared dispositive power over no shares. The principal business address for BlackRock is 55 East 52nd Street, New York, New York 10055.
(b)We have been informed by Amendment No. 16 to a report on Schedule 13G filed with the SEC on February 10, 2022, by The Vanguard Group (TVG) that TVG beneficially owns, 8,662,089 shares of our common stock with sole voting power over no shares, shared voting power over 58,177 shares, sole dispositive power over 8,538,837 shares and shared dispositive power over 123,252 shares. The principal business address for TVG is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(c)We have been informed by Amendment No. 1 to a report on Schedule 13G filed with the SEC on February 11, 2022, by Invesco Ltd. (Invesco) that Invesco beneficially owns 5,420,673 shares of our common stock with sole voting power over 5,356,510 shares, shared voting power over no shares, sole dispositive power over 5,420,673 shares and shared dispositive power over no shares. The principal business address for Invesco is 1555 Peachtree Street NE, Suite 1800, Atlanta, Georgia 30309.
(d)Excludes shares of our common stock issuable upon exercise of time-vesting RSUs that are scheduled to vest more than 60 days following December 31, 2021, as follows: Ms. Brady, 5,418; Mr. Brodsky, 74,380; Mr. Brown, 184,760; Mr. Buckman, 5,418; Mr. Herrera, 5,418; Mr. Holmes, 5,418; Mr. Hug, 124,002; Ms. Martinez, 2,951; Mr. Myers, 116,675; Ms. Post, 5,418; Mr. Richards, 116,675; Mr. Rickles, 5,418; and Mr. Wargotz, 5,418.
(e)Includes shares of our common stock issuable for DSUs as of December 31, 2021, as follows: Ms. Brady, 34,499; Mr. Buckman, 83,000; Mr. Herrera, 39,175; Mr. Holmes, 14,979; Ms. Martinez, 284; Ms. Post, 8,592; Mr. Rickles, 16,372; and Mr. Wargotz, 84,959.
(f)Excludes shares of our common stock issuable upon exercise of time-vesting stock options that vest more than 60-days following December 31, 2021, as follows: Mr. Brodsky, 52,240; Mr. Brown, 767,756; Mr. Hug, 98,031; Mr. Myers, 94,163; and Mr. Richards, 94,163.
(g)Includes 6,998 shares held in Mr. Buckman’s IRA.
(h)Includes or excludes, as the case may be, shares of common stock as indicated in the preceding footnotes. In addition, with respect to our other executive officers who are not named executive officers, this amount excludes 144,746 shares of our common stock issuable upon vesting of RSUs more than 60 days following December 31, 2021, and 102,382 stock options which are not currently exercisable and are not scheduled to vest within 60 days of December 31, 2021. For the purposes of calculating the percentage owned by this group, the denominator includes 281,860 shares of our common stock issuable for DSUs as of December 31, 2021 and 764,547 shares of our common stock issuable upon exercise of time-vesting stock options that have vested or will vest within 60-days of December 31, 2021.

FAQs ABOUT THE ANNUAL MEETING
When and where will the Annual Meeting be held?
The Annual Meeting will be held on Wednesday, May 18, 2022, at 12:30 p.m. Eastern time. Shareholders of record at the close of business on March 21, 2022 may attend the meeting and vote their shares during the meeting at www.virtualshareholdermeeting.com/TNL2022. Shareholders will have the same opportunity to participate as they would at an in-person meeting, with the ability to vote and submit questions during the meeting in accordance with the rules of conduct posted on the meeting website. For further information on how to attend the meeting, please see below under “How do I attend the meeting?”

What am I being asked to vote on at the meeting?
You are being asked to vote on the following:

•the election of nine Directors for a one-year term;
•a non-binding, advisory resolution to approve our executive compensation program; and
•the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2022.
We are not aware of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matters are properly presented for a vote, the individuals named as proxies will have discretionary authority to the extent permitted by law to vote on such matters according to their best judgment.

Who may vote and how many votes does a shareholder have?
All holders of record of our common stock as of the close of business on March 21, 2022 (record date) are entitled to vote at the meeting. Each shareholder will have one vote for each share of our common stock held as of the close of business on the record date. As of the record date, 85,531,784 shares of our common stock were outstanding. There is no cumulative voting and the holders of our common stock vote together as a single class.

Why did I receive a notice of internet availability of proxy materials?
We use the “e-proxy” rules of the SEC, which allow companies to furnish their proxy materials over the Internet instead of mailing printed copies of the proxy materials to each shareholder. As a result, we are mailing to most of our shareholders a notice about the Internet availability of the proxy materials (the “Notice of Internet Availability”), which contains instructions on how to access this proxy statement, the accompanying Notice of 2022 Annual Meeting of Shareholders, and the 2021 Annual Report online.

If you received the Notice of Internet Availability by mail, you will not automatically receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability instructs you on how to access and review all of the important information contained in the proxy materials and how you may submit your proxy. The Notice of Internet Availability also contains information about how shareholders may, if desired, request a printed copy of these proxy materials.

How many votes must be present to hold the meeting?
The holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting, or 42,765,893 shares, must be present or represented by proxy at the meeting in order to constitute the quorum necessary to conduct the meeting. Abstentions and broker non-votes will be counted for the purposes of establishing a quorum at the meeting.

A broker non-vote occurs when a broker or other nominee submits a proxy that states that the broker does not vote for one or more proposals because the broker has not received instructions from the beneficial owner on how to vote on such proposal and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

How do I vote?
Even if you plan to attend the meeting you are encouraged to vote by proxy.

If you are a shareholder of record, also known as a registered shareholder, you may vote in one of the following ways:
•by telephone by calling the toll-free number (800) 690-6903 (have your Notice or proxy card in hand when you call);
•by Internet at http://www.proxyvote.com (have your Notice or proxy card in hand when you access the website);
•if you received (or requested and received) a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided; or
•at the virtual Annual Meeting (please see below under “How do I attend the meeting?”).

If your shares are registered in the name of a bank, broker or other nominee, follow the proxy instructions on the form you receive from the bank, broker or other nominee. You may also vote at the Annual Meeting – please see below under “How do I attend the meeting?”

When you vote by proxy your shares will be voted according to your instructions. If you sign your proxy card or vote by Internet or by telephone but do not specify how you want your shares to be voted they will be voted as the Board recommends.

What if I am a participant in the Company's Employee Savings Plan?
For participants in the Company's Employee Savings Plan with shares of our common stock credited to their accounts, voting instructions for the trustees of the plan are also being solicited through this proxy statement. In accordance with the provisions of the plan the trustees will vote shares of our common stock in accordance with instructions received from the participants to whose accounts the shares are credited. If you do not instruct the plan trustees on how to vote the shares of our common stock credited to your account, the trustees will vote those shares in the same proportion to the shares for which instructions are received.

How does the Board recommend that I vote?
The Board recommends the following votes:
•FOR ALL of the Director nominees.
•FOR the non-binding, advisory resolution to approve our executive compensation program.
•FOR the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2022.

How many votes are required to approve each proposal?
In the election of Directors, the affirmative vote of a plurality of the votes present or represented by proxy and entitled to vote at the meeting is required. This means the Director nominee for each position receiving the greatest number of votes will be elected and abstentions and broker non-votes will have no effect on the outcome of the vote. However, as further described under “Election of Directors”, under the Board’s Corporate Governance Guidelines any nominee for Director who receives a greater number of votes withheld than votes for election is required to tender his or her resignation for consideration by the Corporate Governance Committee and by the Board.
For all other proposals, the affirmative vote of the holders of a majority of the shares represented at the meeting virtually or by proxy and entitled to vote on the proposal will be required for approval. Abstentions will have the effect of a vote against any of these proposals. Broker non-votes will have no effect on the outcome of these proposals because they are not entitled to vote on the proposal, other than on the vote on the ratification of our auditor, which is considered a routine matter on which brokers are permitted to vote in their discretion.

If your shares are registered in the name of a bank, broker or other financial institution and you do not give your broker or other nominee specific voting instructions for your shares, under rules of the New York Stock Exchange, your record holder has discretion to vote your shares on the ratification of auditor proposal but does not have discretion to vote your shares on any of the other proposals. Your broker, bank or other financial institution will not be permitted to vote on your behalf on the election of Director nominees or the non-binding, advisory vote on executive compensation, unless you provide specific instructions before the date of the Annual Meeting by completing and returning the voting instruction or proxy card or following the instructions provided to you to vote your shares by telephone or the Internet.

How do I attend the meeting?
The meeting will begin promptly at 12:30 p.m. Eastern time at www.virtualshareholdermeeting.com/TNL2022. Shareholders of record and beneficial holders at the close of business on March 21, 2022 may attend the meeting and vote their shares during the meeting at www.virtualshareholdermeeting.com/TNL2022. Shareholders will have the same opportunities to participate as they would at an in-person meeting with the opportunity to vote and submit questions during the virtual meeting using the directions on the meeting website. Shareholders will need their 16-digit control number to vote or ask questions during the meeting. The control number can be found on the Notice of Internet Availability, proxy card or voting instruction form. Those without a control number may attend as guests of the meeting, but will not have the option to vote their shares or ask questions.

Beneficial shareholders whose shares are registered in the name of a bank, broker or other nominee may need to obtain the information required to be able to participate in, and vote at, the meeting, including their control number, from their bank, broker or other nominee. If a beneficial holder has any questions regarding attendance at the meeting, they should contact their broker, bank or other nominee who holds their shares.

Online access to the meeting will open 15 minutes prior to the start of the meeting to allow time for participants to login and testing of device audio systems. We encourage participants to access the meeting in advance of the designated start time. After logging in, please review the rules of conduct for the meeting posted on the website.

Support will be available 15 minutes prior to, and during, the meeting to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If participants encounter any difficulty, they should call the support team at the numbers listed on the login screen.

How do I ask questions during the meeting?
Shareholders are encouraged to submit questions during the meeting at www.virtualshareholdermeeting.com/TNL2022. You will need the 16-digit control number found on the Notice, proxy card or voting instruction form to log into the meeting and submit questions. Subject to time constraints, we will answer all relevant and appropriate shareholder questions during the meeting. Questions that are substantially similar may be grouped and answered once to avoid repetition. Shareholder questions related to personal matters, that are not pertinent to Annual Meeting matters, or that contain derogatory references to individuals, use offensive language or are otherwise inappropriate, will not be addressed.

Can I change or revoke my vote?
You may change or revoke your proxy at any time before it is voted at the meeting by submitting a later dated proxy or by entering new instructions by Internet or telephone by 11:59 p.m. Eastern time on Tuesday, May 17, 2022, or by giving timely written notice of such change or revocation to the Corporate Secretary or by attending the meeting virtually and voting.

How are proxies solicited?
We retained Georgeson to advise and assist us in soliciting proxies at a cost of $11,000 plus reasonable expenses. Proxies may also be solicited by our Directors, officers and employees personally, by mail, telephone or other electronic means for no additional compensation. We will pay all costs relating to the solicitation of proxies. We will also reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.

How do I make a shareholder proposal for the 2023 meeting?
Shareholders interested in presenting a proposal for inclusion in our proxy statement and proxy relating to our 2023 annual meeting may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (Exchange Act). To be eligible for inclusion in next year’s proxy statement, shareholder proposals must be received by the Corporate Secretary at our principal executive offices no later than the close of business on December 6, 2022.

In general, any shareholder proposal to be considered at next year’s annual meeting but not included in the proxy statement must be submitted in accordance with the procedures set forth in our By-Laws. Notice of any such proposal must be submitted in writing to and received by the Corporate Secretary at our principal executive offices not earlier than January 18, 2023 and not later than February 17, 2023. However, if the date of the 2023 annual meeting is not within 30 days before or after May 18, 2023 then a shareholder will be able to submit a proposal for consideration at the annual meeting not later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting is made or such notice of the date of such annual meeting was mailed whichever occurs first. Our By-Laws require that such notice be updated as necessary as of specified dates prior to the annual meeting. Any notification to bring any proposal before an annual meeting must comply with the requirements of our By-Laws as to proper form. A shareholder may obtain a copy of our By-Laws on the Investors page of our website at https://investor.travelandleisureco.com by clicking on the Governance menu followed by the Governance Documents link, or by writing to our Corporate Secretary at Travel + Leisure Co., 6277 Sea Harbor Drive, Orlando, Florida 32821.

Shareholders may also nominate Directors for election at an annual meeting. To nominate a Director, shareholders must comply with provisions of applicable law and our By-Laws. The Corporate Governance Committee will also consider shareholder recommendations for candidates to the Board sent to the Committee c/o the Corporate Secretary. See above under “Director Nomination Process” for information regarding nomination or recommendation of a Director.

What is householding?
We have adopted a procedure approved by the Securities and Exchange Commission called householding. Under this procedure, shareholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notices for all shareholders having that address. The Notice for each shareholder will include that shareholder’s unique control number needed to vote his or her shares. This procedure will reduce our printing costs and postage fees.

If you do not wish to participate in householding and prefer to receive your Notice in a separate envelope, please contact Broadridge Financial Solutions by calling their toll-free number at (866) 540-7095 or through Broadridge Financial Solutions, Attn.: Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

For those shareholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those shareholders notifies us, in the same manner described above, that they wish to receive a printed copy for each shareholder at that address.

Beneficial shareholders may request information about householding from their banks, brokers or other holders of record.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of their beneficial ownership and changes in ownership with the SEC.

Due to an administrative error by the Company, a late Form 4 was filed for each of Louise F. Brady, Denny Marie Post, James E. Buckman, Stephen P. Holmes, George Herrera, Ronald L. Rickles, and Michael H. Wargotz on November 4, 2021, with respect to equity awards granted on October 28, 2021, and for Mr. Herrera on March 3, 2022 with respect to a sale of common stock that occurred on December 17, 2021.

Table of Contents                                             Appendix A
FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time we make the statements. Forward-looking statements are any statements other than statements of historical fact including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases forward-looking statements can be identified by the use of words such as “will,” “may,” “expects,” “should,” “believes,” “plans,” “anticipates,” “proposed,” “planned,” “estimates,” “predicts,” “potential,” “continue” or other words of similar meaning. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. Factors that might cause such a difference between actual results, performance or achievements and those expressed or implied in forward-looking statements include, but are not limited to, risks associated with: the acquisition of the Travel + Leisure brand and the future prospects and plans for Travel + Leisure Co., including our ability to execute our strategies to grow our cornerstone timeshare and exchange businesses and expand into the broader leisure travel industry through new business extensions; our ability to compete in the highly competitive timeshare and leisure travel industries; uncertainties related to acquisitions, dispositions and other strategic transactions; the health of the travel industry and declines or disruptions caused by adverse economic conditions and unemployment rates, terrorism or acts of gun violence, political strife, war, pandemics, and severe weather events and other natural disasters; adverse changes in consumer travel and vacation patterns, consumer preferences and demand for our products; increased or unanticipated operating costs and other inherent business risks; our ability to comply with financial and restrictive covenants under our indebtedness and our ability to access capital markets on reasonable terms, at a reasonable cost or at all; maintaining the integrity of internal or customer data and protecting our systems from cyber-attacks; uncertainty with respect to the scope, impact and duration of the novel coronavirus global pandemic (“COVID-19”), including resurgences, the pace of recovery, distribution and adoption of vaccines and treatments, and actions in response to the evolving pandemic by governments, businesses and individuals; the timing and amount of future dividends and share repurchases, if any; and those other factors disclosed as risks under “Risk Factors” in documents we have filed with the SEC, including in Part I, Item 1A of our Annual Report on Form 10-K filed with the SEC on February 23, 2022. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we undertake no obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

A-1

Table of Contents                                                        Appendix B
Non-GAAP Measure: Reconciliation of Net Income/(Loss) to
Adjusted Net Income/(Loss) to Adjusted EBITDA
(in millions, except diluted per share amounts)

	Twelve Months Ended December 31,
	2021	EPS	Margin %	2020	EPS	Margin %
Net income/(loss) attributable to TNL shareholders	$308	$3.52	9.8%	$(255)	$(2.97)	(11.8)%
Loss on disposal of discontinued business, net of income taxes	(5)			(2)
Net income/(loss) from continuing operations	$313	$3.58	10.0%	$(253)	$(2.95)	(11.7)%
Amortization of acquired intangibles (a)	9			9
Legacy items	4			4
COVID-19 related costs (b)	3			56
Exchange inventory write-off	—			48
Restructuring costs	(1)			39
Unrealized gain on equity investment (c)	(3)			—
Impairments/(recovery) (d)	(5)			57
Taxes (e)	(1)			(40)
Adjusted net income/(loss)	$319	$3.65	10.2%	$(80)	$(0.94)	(3.7)%
Income taxes on adjusted net income/(loss)	117			17
Interest expense	198			192
Depreciation	115			117
Stock-based compensation expense (f)	32			20
Interest income	(3)			(7)
Adjusted EBITDA	$778		24.8%	$259		12.0%

Diluted Shares Outstanding	87.3			86.1
Amounts may not calculate due to rounding. The table above reconciles certain non-GAAP financial measures to their closest GAAP measure. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments. In addition to GAAP financial measures, the Company provides adjusted net income/(loss), adjusted EBITDA, adjusted EBITDA margin, and adjusted diluted EPS to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. Non-GAAP measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP. Our presentation of adjusted measures may not be comparable to similarly-titled measures used by other companies. See Appendix D for the definitions of these non-GAAP measures.
(a)    Amortization of acquisition-related intangible assets is excluded from adjusted net income/(loss) and adjusted EBITDA.
(b)    Reflects severance and other employee costs associated with layoffs due to the COVID-19 workforce reduction offset in part by employee retention credits received in connection with the U.S. CARES Act, ARPA and similar international programs for wages paid to certain employees despite having operations suspended. This amount does not include costs associated with idle pay.
(c)     Represents the unrealized gain associated with Vacasa equity acquired as part of the consideration for the sale of North America vacation rentals. The total amount of unrealized gain on this investment was $9 million for the year ended December 31, 2021, of which $6 million is included in Asset Impairments/(recovery) on the Consolidated Statements of Income/(Loss) to offset the 2020 impairment recognized on this investment.
(d)    Includes $5 million of bad debt expense related to a note receivable for the twelve months ended December 31, 2020, included in Operating expenses on the Consolidated Statements of Income/(Loss).
(e)    The amounts represent the tax effects on the adjustments. In addition, during the twelve months ended December 31, 2020, the amounts are partially offset by $9 million of non-cash tax expense associated with COVID-19 related increases to valuation allowances and $5 million of additional tax related to the Company's former rentals businesses.
(f)     All stock-based compensation is excluded from adjusted EBITDA.
B-1

Table of Contents                                                        Appendix C
Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow
(in millions)

	Twelve Months Ended December 31,
	2021	2020

Net cash provided by operating activities	$568	$374
Property and equipment additions	(57)	(69)
Sum of proceeds and principal payments of non-recourse vacation ownership debt	(294)	(333)
Free cash flow	$217	$(28)
Separation and other adjustments (a)	—	16
COVID-19 related adjustments (b)	6	47
Adjusted free cash flow (c)	$223	$35

(a)     Includes cash paid for separation-related activities and transaction costs for acquisitions and divestitures.
(b)     Includes cash paid for COVID-19 expenses factored into the calculation of Adjusted EBITDA.
(c)    The Company had $93 million of net cash used in investing and $1.29 billion of net cash used in financing activities for the year ended December 31, 2021, and $65 million of net cash used in investing activities and $502 million of net cash provided by financing activities for the year ended December 31, 2020.
C-1

Table of Contents                                                        Appendix D
Non-GAAP Measures: Definitions
Adjusted Diluted Earnings/(Loss) per Share: A non-GAAP measure, defined by the Company as Adjusted net income/(loss) divided by the diluted weighted average number of common shares.

Adjusted EBITDA: A non-GAAP measure, defined by the Company as net income/(loss) from continuing operations before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Consolidated Statements of Income. Adjusted EBITDA also excludes stock-based compensation costs, separation and restructuring costs, legacy items, transaction costs for acquisitions and divestitures, impairments, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent. Legacy items include the resolution of and adjustments to certain contingent assets and liabilities related to acquisitions of continuing businesses and dispositions, including the separation of Wyndham Hotels and Cendant, and the sale of the vacation rentals businesses. We believe that when considered with GAAP measures, Adjusted EBITDA is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Adjusted EBITDA should not be considered in isolation or as a substitute for net income/(loss) or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.

Adjusted EBITDA Margin: A non-GAAP measure, represents Adjusted EBITDA as a percentage of revenue.

Adjusted Free Cash Flow: A non-GAAP measure, defined by the Company as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt, while also adding back cash paid for transaction costs for acquisitions and divestitures, separation adjustments associated with the spin-off of Wyndham Hotels, and certain adjustments related to COVID-19. A limitation of using Adjusted free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating TNL is that Adjusted free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.

Adjusted Net Income/(Loss): A non-GAAP measure, defined by the Company as net income/(loss) from continuing operations adjusted to exclude separation and restructuring costs, legacy items, transaction costs for acquisitions and divestitures, amortization of acquisition-related assets, debt modification costs, impairments, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent and the tax effect of such adjustments. Legacy items include the resolution of and adjustments to certain contingent assets and liabilities related to acquisitions of continuing businesses and dispositions, including the separation of Wyndham Hotels and Cendant, and the sale of the vacation rentals businesses.

Free Cash Flow (FCF): A non-GAAP measure, defined by TNL as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt. TNL believes FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using FCF versus the GAAP measure of net cash provided by operating activities as a means for evaluating TNL is that FCF does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.

D-1

TRAVEL + LEISURE

TRAVEL + LEISURE CO.
[TBD]

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. ET on May 17, 2022 for shares held directly and by 11:59 p.m. ET on May 13, 2022 for shares held in the Employee Savings Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TNL2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. ET on May 17, 2022 for shares held directly and by 11:59 p.m. ET on May 13, 2022 for shares held in the Employee Savings Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D78140-P66683

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRAVEL + LEISURE CO.

The Board of Directors recommends you vote FOR the election of each of the Director nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Louise F. Brady
02) Michael D. Brown
03) James E. Buckman
04) George Herrera
05) Stephen P. Holmes
06) Lucinda C. Martinez
07) Denny Marie Post
08) Ronald L. Rickles
09) Michael H. Wargotz

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. A non-binding, advisory resolution to approve our executive compensation program.	☐	☐	☐
3. A proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal year 2022.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2021 Annual Report are available at www.proxyvote.com.

D78141-P66683

TRAVEL + LEISURE CO.
Annual Meeting of Shareholders
May 18, 2022 12:30 PM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael D. Brown and James Savina, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Travel + Leisure Co. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Travel + Leisure Co. to be held May 18, 2022, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

Voting Instructions for the Company's Employee Savings Plan:
When casting your vote, you are directing the trustees of the Company's Employee Savings Plan (the "Plan") to vote the Travel + Leisure Co. shares credited to the account under the Plan as of the Record Date of March 21, 2022, in accordance with your instructions and in accordance with the judgment of the trustees upon such other business as may properly come before the meeting and any adjournments or postponements thereof. In addition, you are also affecting the way the trustees will vote shares held in the Plan as of the Record Date of March 21, 2022 that have not been voted by other participants. The trustees will vote these shares in the same proportion as those shares for which timely voting instructions are received.

This proxy will be voted as directed by signature on the reverse side, or if no direction is indicated, will be voted in accordance with the recommendation of the Board of Directors specified on the reverse side.

Continued and to be signed on reverse side

Travel + Leisure Co. Global Headquarters
+1 407-626-5200 | +1 877-460-7551
6277 Sea Harbor Drive | Orlando, Florida 32821
United States
TNLCompliance@travelandleisure.com

0312-2022 3/22